EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

IMPLANT SCIENCES CORPORATION

C ACQUISITION CORP.

and

CORE SYSTEMS INCORPORATED

and

DONALD LINDSEY

October 13, 2004

i

Section 3.23	Certain Business Practices
Section 3.24	Interested-Party Transactions
Section 3.25	Information Supplied
Section 3.26	Brokers’ and Finders’ Fees
Section 3.27	Vote Required
Section 3.28	Board Approval
Section 3.29	Reorganization Matters
Section 3.30	No Opinion of Financial Advisor
Section 3.31	Investigation by the Company and the Primary Stockholder
Section 3.32	Dissenter’s Rights

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.1	Organization, Standing and Power
Section 4.2	Capital Structure
Section 4.3	Authority
Section 4.4	SEC Documents; Financial Statements
Section 4.5	Absence of Undisclosed Liabilities
Section 4.6	Litigation
Section 4.7	Reorganization Matters
Section 4.8	Brokers’ and Finders’ Fees
Section 4.9	Board Approval
Section 4.10	Investigation by Parent
Section 4.11	Absence of Certain Changes

ARTICLE V.	CONDUCT PRIOR TO THE EFFECTIVE TIME

Section 5.1	Conduct of Business
Section 5.2	Restriction on Conduct of Business of the Company
Section 5.3	No Solicitation

ARTICLE VI.	ADDITIONAL AGREEMENTS

Section 6.1	Access to Information; Disclosure Schedule Updates
Section 6.2	No Dissenters’ Rights
Section 6.3	Confidentiality
Section 6.4	Public Disclosure
Section 6.5	Consents; Cooperation
Section 6.6	Legal Requirements
Section 6.7	Treatment as Reorganization
Section 6.8	Financing of the Surviving Corporation
Section 6.9	Listing of Additional Shares
Section 6.10	Location of Company
Section 6.11	Offer of Employment to Employees; Consulting Agreement
Section 6.12	Payment of Eddy Bonus

ARTICLE VII.	CONDITIONS TO THE MERGER

Section 7.1	Conditions to Obligations of Each Party to Effect the Merger
Section 7.2	Additional Conditions to Obligations of the Company and the Primary Stockholder
Section 7.3	Additional Conditions to the Obligations of Parent

ARTICLE VIII.	TERMINATION

Section 8.1	Termination
Section 8.2	Effect of Termination.
Section 8.3	Expenses

ARTICLE IX.	SURVIVAL; INDEMNIFICATION; CONFIDENTIALITY

Section 9.1	Survival
Section 9.2	Obligation of the Company and the Primary Stockholder to Indemnify
Section 9.3	Limitations on Liability of Company and the Primary Stockholder
Section 9.4	Obligation of Parent to Indemnify
Section 9.5	Notice and Opportunity to Defend
Section 9.6	Confidentiality

ARTICLE X.	GENERAL PROVISIONS

Section 10.1	Amendment
Section 10.2	Extension; Waiver
Section 10.3	Notices
Section 10.4	Certain Interpretive Conventions
Section 10.5	Entire Agreement
Section 10.6	Severability
Section 10.7	Remedies Cumulative
Section 10.8	Governing Law; Waiver of Jury Trial
Section 10.9	Attorneys’ Fees
Section 10.10	Rules of Construction
Section 10.11	Assignment
Section 10.12	Successors and Assigns
Section 10.13	Counterparts; Facsimile Delivery

SCHEDULES and EXHBITS

Schedule A	Defined Terms
Schedule B	Core Disclosure Schedules
Schedule C	Parent Disclosure Schedules

Exhibit A	Form of Delaware Certificate of Merger between Core and Merger Sub
Exhibit B	DELETED
Exhibit C	List of Projects to receive Parent Capital Infusions post-closing
Exhibit D	Parent Officer’s Certificate
Exhibit E	Merger Sub Secretary’s Certificate
Exhibit F	Form of Registration Rights Agreement
Exhibit G	Form of Employment Agreement, dated as of the Closing Date, between Parent and Walt Wriggins
Exhibit H	Form of Consulting Agreement, dated as of the Closing Date, Between Parent and Donald Lindsey
Exhibit I	Parent Opinion re: stock to be issued in merger
Exhibit J	Core Officer’s Certificate
Exhibit K	Core Secretary’s Certificate
Exhibit L	Core Legal Opinion
Exhibit M	Lock-up Agreement, effective as of the Date of Issuance between Core, the Primary Stockholder and Parent.
Exhibit N	Holdback Agreement
Exhibit O	Amended Facilities Lease Terms

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made as of October 13, 2004 (the “Execution Date”) by and among Implant Sciences Corporation, a Massachusetts corporation (“Parent”), C Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Core Systems Incorporated, a California corporation (the “Company”) and Donald Lindsey (“Primary Stockholder”), an individual residing at 580 Church St., Rigby, Idaho.  Parent, Company and the Primary Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Primary Stockholder holds approximately 97% of the outstanding shares of Company’s Common Stock as of the Execution Date; and

WHEREAS, Merger Sub is a wholly-owned subsidiary of Parent formed solely for the purpose of engaging in the Merger; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that the business combination between Parent and the Company through the merger of the Company with and into Merger Sub pursuant to the terms and subject to the conditions set forth herein (the “Merger”) is advisable and in the best interests of their respective companies and stockholders; and

WHEREAS, pursuant to the Merger, among other things: (i) the shares of the Company’s Common Stock outstanding as of the Effective Time, as defined herein, shall be converted into the right to receive a number of shares of the Parent’s common stock, $0.10 par value (the “Parent Common Stock”) equal in value to $3,250,000, such Parent Common Stock to be valued as described in Section 2.6 hereto and the Company’s stockholders shall receive an aggregate of $2,000,000 in cash; and (ii) each outstanding share of common stock of Merger Sub shall remain issued and outstanding as a share of common stock of the Surviving Corporation (as hereinafter defined); and

WHEREAS, pursuant to the Merger, among other things, the holders of the shares of the Company’s Common Stock outstanding as of the Effective Time shall be entitled to receive in the aggregate an earnout payment, in the form of a number of shares of Parent Common Stock, determined in accordance with Section 2.6 hereto, payable within thirty (30) days after the end of the Core Systems EBTDA Earnout Lock-Up, as defined herein; and

WHEREAS, the Company, the Primary Stockholder and the Parent desire to make certain representations, warranties, covenants and other agreements in connection with the Merger; and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as

amended (the “Code”), and to cause the Merger to qualify as a tax-deferred reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1                Defined Terms.  Certain capitalized terms used in this Agreement are defined on Schedule A hereto.  Other capitalized terms are defined elsewhere herein.

ARTICLE II.
THE MERGER

Section 2.1             The Merger.  Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub, which shall be the surviving corporation in the Merger (“Surviving Corporation”), and the separate existence of the Company shall thereupon cease.  The name of Surviving Corporation shall be “C Acquisition Corp.”  The Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law (“Delaware Law”) and the General Corporation Law of California (“California Law”).

Section 2.2             Closing; Effective Time.  It is anticipated that the closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement, but in any event not later than ten (10) business days after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the “Closing Date”).  The Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York, or at such other location as the parties hereto agree.  The Parties shall cause the Merger to be consummated by filing, and the Merger shall become effective immediately upon the filing, of (i) the required certificate of merger, in substantially the form attached hereto as Exhibit A (the “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of Delaware Law, and (ii) a copy of the Delaware Certificate of Merger with the Secretary of State of the State of California, executed in accordance with the relevant provisions of California Law. The Merger shall become effective at the time such Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”

Section 2.3             Effect of the Merger.

(a)           At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger and the applicable provisions of Delaware Law and California Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company (including, without limitation, all rights to the Company Intellectual Property) and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b)           It is specifically understood and agreed by the parties that:

(i)            The Primary Stockholder and all other stockholders of the Company shall be responsible for all legal fees incurred on behalf of the Company in connection with the Merger and the Company, Parent and Surviving Corporation will not pay and shall not be liable for any legal fees incurred by the Company in connection with the Merger and the other transactions contemplated hereby; and

(ii)           notwithstanding the provisions of Section 2.3(a) to the contrary, that portion of the pre-Closing Date debt of the Company consisting of the deferred hiring bonus to Ron Eddy in the amount of $10,000 (“Eddy Bonus”) shall be assumed and paid as provided in Section 6.12 below and shall not be assumed by the Surviving Corporation.

Section 2.4             Certificate of Incorporation; Bylaws~~.~~

(a)           At the Effective Time, the Certificate of Incorporation of the Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided by Delaware Law.

(b)           At the Effective Time, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter further amended as provided by Delaware Law and such Bylaws.

Section 2.5             Directors and Officers.  At the Effective Time: (i) the existing directors and officers of the Company shall resign their positions in writing, (ii) the directors of Merger Sub shall become the directors of Surviving Corporation, until their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub shall hold the offices of President, Vice President, Secretary and Treasurer, respectively, of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

Section 2.6             Consideration, Effect on Capital Stock and Lock-Up Period.

(a)           Conversion of the Company Capital Stock.  By virtue of the Merger and without any further action on the part of Parent, the Company, Merger Sub or any of their respective stockholders, at the Effective Time, all of the shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time, but excluding any shares cancelled pursuant to Section 2.6(e), will be automatically cancelled, extinguished and converted, at the Closing, into the right to receive: (i) a number of shares of the Parent Common Stock equal in value to $3,250,000; and (ii) $2,000,000 in cash (the “Initial Payment”).  The total of the Initial

Payment to the Company shall equal Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in Parent Common Stock, the number of which shall be determined based on the Closing Price as defined below, and Two Million Dollars ($2,000,000) in cash.  At the Closing, Parent will hold-back $200,000 in cash of the Initial Payment (“Cash Holdback”), for a period of twelve (12) months after the Closing (“Cash Holdback Period”), to settle any and all liabilities that have not been reflected on the Reference Balance Sheet and/or the Closing Balance Sheet, each as hereinafter defined, for any amount in excess of $125,000 incurred by Parent in connection with the audit of the Company’s financial statements for the twelve month period ended November 30, 2003 and the period beginning on December 1, 2003 and ending on the Closing Date, or any liability for breach of warranties made by the Company and the Primary Stockholder, and which Parent becomes aware of during the Cash Holdback Period, or pursuant to the terms of Section 6.12 below.  At the end of the Cash Holdback Period, Parent will release any remaining portion of the Cash Holdback that has not or will not be used or segregated for the repayment of any liabilities that Parent has become aware of that were not reflected on the Reference Balance Sheet and/or the Closing Balance Sheet.

At the Closing, Parent will issue that number of shares of Parent Common Stock determined based on $3,250,000 divided by the Closing Price, as defined below, to Primary Stockholder, as agent for the stockholders of the Company, all of which shall be deposited with Parent, as escrow agent (“Escrow Agent”), the number of which shall be released at the end of the six month period following the Closing Date (“Holdback Release”) determined in accordance with 2.6(c) below and in accordance with the terms of the holdback agreement (“Holdback Agreement”) attached hereto as Exhibit N, entered into between the Company and Parent.  Upon the Holdback Release, ten percent (10%) of the aggregate number of shares of Parent Common Stock (“Parent Stock Holdback Shares”) issued to the Company as part of the Initial Payment, after adjustment as provided for in 2.6(c) below, shall continue to be held back by the Escrow Agent for an additional six (6) months (“Parent Stock Holdback Period”), to settle any and all liabilities that have not been reflected on the Reference Balance Sheet and/or the Closing Balance Sheet, as hereinafter defined, for any amount in excess of $125,000 incurred by Parent in connection with the audit of the Company’s financial statements for the twelve month period ended November 30, 2003 and the period beginning on December 1, 2003 and ending on the Closing Date, or any liability for breach of warranties made by the Company and the Primary Stockholder, or pursuant to the terms of Section 6.12 below, and provided that the Company or the holders of the Parent Common Stock are entitled to all or any portion of the Parent Stock Holdback Shares, as determined in accordance with subsections (b) and (c) below, subject to the terms of the Core Systems Initial Payment Lock-Up, as defined herein.

(b)           Earnout.   The holders of the Parent Common Stock issued pursuant to Section 2.6(a)(i) above shall be entitled to receive an earnout payment (the “EBTDA Earnout”), payable within thirty (30) days after the end of the Core Systems EBTDA Earnout Lock-Up, as defined below, in the form of Parent Common Stock (“Earnout Shares”).  The aggregate number of shares of Parent Common Stock to be issued pursuant to the EBTDA Earnout shall be determined based on the Company’s earnings before taxes, depreciation and amortization (“EBTDA”), determined in accordance with generally accepted accounting principles, during the twelve (12) month period after the Effective Date (the “Earnout Period”) divided by the Earnout Price, as defined below, subject to the terms of the Core Systems EBTDA Earnout

Lock-Up, as defined below.  Additionally, the Earnout Shares shall be deposited with the Escrow Agent and such number of Earnout Shares, adjusted in accordance with 2.6(c)(ii) below, shall be released to the holders thereof within thirty (30) days of the expiration of the Core Systems EBTDA Earnout Lock-Up.

(c)           Valuation of Parent Common Stock.

(i)            For the purpose of determining the number of shares to be issued at the Closing as part of the Initial Payment, all of which shall be deposited with the Escrow Agent, the value of the Parent Common Stock shall be calculated using the average closing price of the Parent Common Stock for the twenty (20) trading days prior to October 8, 2004 (“Closing Price”).  Notwithstanding the foregoing, in the event that on the expiration date of the Core Systems Initial Payment Lock-Up (as defined herein) the Closing Price is more than twenty-five percent (25%) higher or lower than the average closing price for the twenty (20) trading days prior to the last day of the Core Systems Initial Payment Lock-Up (as defined herein), holders of the Parent Common Stock shall be required to surrender that number of shares of the Parent Common Stock they received as consideration in the Acquisition (“Stock Consideration”) as is required to limit the increase in value of the Stock Consideration to twenty-five percent (25%), or shall be entitled to receive an additional number of shares of the Parent Common Stock as is required to limit the decrease in value of the Stock Consideration to twenty-five percent (25%), respectively.

(ii)           For the purpose of determining the number of shares to be issued as payment of the EBTDA Earnout, the value of Parent Common Stock shall be calculated using the average closing price of the Parent Common Stock for the twenty (20) trading days prior to the last day of the Earnout Period (the “Earnout Price”).  Notwithstanding the foregoing, in the event that on the expiration date of the Core Systems EBTDA Earnout Lock-Up (as defined herein) the Earnout Price is more than twenty-five percent (25%) higher or lower than the average of the closing prices for each of the twenty (20) trading days prior to the last day of the Core Systems EBTDA Earnout Lock-Up (as defined herein), the number of shares of Parent Common Stock issuable as payment of the EBDTA Earnout shall be adjusted as is required to limit the increase in value of the Parent Common Stock issued as payment for the EBDTA Earnout shares to twenty-five percent (25%) above the Earnout Price, or shall be entitled to receive that number of additional shares of the Parent Common Stock as is required to limit the decrease in value of the EBDTA Earnout shares to twenty-five percent (25%) below the Earnout Price, respectively.

(d)           Core Systems Lock-Up.

(i)            The term “Date of Issuance” when used herein to refer to the Initial Payment shall mean the Closing Date, and when used herein to refer to EBTDA Earnout shall mean the last day of the Earnout Period.

(ii)           The Company and the Primary Stockholder hereby agree that all holders of the Parent Common Stock shall be prohibited from selling the Parent Common Stock received in the Merger as part of the Initial Payment for a period of six (6) months from the Closing Date

(“Core Systems Initial Payment Lock-Up”) and as part of the EBTDA Earnout for a period of six (6) months from the last day of the Earnout Period (“Core Systems EBTDA Earnout Lock-Up”), as applicable.

(e)           Cancellation of the Company Capital Stock Owned by the Company.  At the Effective Time, all shares of the Company Capital Stock that are owned by the Company as treasury stock shall be cancelled and extinguished without any rights to conversion thereof and no consideration shall be delivered in exchange therefore.

(f)            Treatment of the Company Option Plans, the Company Options, Warrants, Rights and all Outstanding Convertible Securities.  At the Effective Time, the Company Stock Option Plans, the Company Options then outstanding under the Company Stock Option Plans, and all Company Convertible Securities, shall be either converted or cancelled and of no further force and effect.  All Company Options shall either be exercised prior to the Effective Time or shall be terminated and of no further force and effect following the Effective Time in accordance with this Section 2.6(f).  The Company covenants that there will be no shares of Company Capital Stock authorized or issued as of the Effective Time other than shares of Company Common Stock.  At the sole discretion of the board of directors of Parent, Parent may grant options to purchase Parent Common Stock to Company employees that become employees of Parent.  Any such option grant will be made subsequent to Parent’s 2004 annual meeting of stockholders.

(g)           Adjustments.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding capital stock of Parent shall occur, solely by reason of any reclassification, recapitalization, stock dividend, stock split, or combination, exchange or readjustment of shares of capital stock of Parent, or any stock dividend thereof (but excluding any issuance of any shares of capital stock of Parent or securities convertible into any shares of capital stock of Parent, including: (i) any issuances pursuant to the Parent Stock Option Plan and (ii) any exercises of warrants or options of Parent), the shares of the Parent Common Stock to be received by the Primary Stockholder shall be appropriately adjusted.

(h)           No Fractional Shares.  No fraction of a share of Parent Common Stock will be issued in connection with the Merger.  Each fraction of a share of Parent Common Stock shall be rounded to the nearest whole number.

(i)            Capital Stock of Merger Sub.  At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged and be converted into and exchanged for one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.  Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of Common Stock of the Surviving Corporation.

Section 2.7             No Further Ownership Rights in the Company Capital Stock.  All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Capital Stock, and after the

Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of the Company Capital Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be exchanged and cancelled as provided in this Article II.

Section 2.8             Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute a tax-deferred reorganization within the meaning of Section 368 of the Code.  The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

Section 2.9             Withholding Rights.  Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Primary Stockholder and the other holders of shares of the Company Capital Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

Section 2.10           Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with all right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and its assets (including, without limitation, all rights to the Company Intellectual Property), the officers and directors of the Company, Parent and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.11           Restricted Securities.  The shares of Parent Common Stock to be issued pursuant to Section 2.6 hereof will be restricted securities within the meaning of the Securities Act, will not have been registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act and may not be sold or transferred absent such registration or unless an exception from registration is available. The Company and the Primary Stockholder acknowledge and understand that the Parent Common Stock being issued pursuant to this Agreement, has been purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Parent Common Stock made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Parent Common Stock is not a liquid investment. The certificates evidencing such shares of Parent Common Stock shall bear a legend substantially in the following form, in addition to any other legends required by applicable state Law:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO: (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

Upon the written request from a holder thereof, Parent shall remove the restrictive legend from the shares of Parent Common Stock, upon the transfer of such shares, which request shall be accompanied by an opinion of counsel, reasonably acceptable to Parent, to the effect that the holders thereof are entitled to have such legend removed pursuant to the provisions of the Securities Act and Rule 144 promulgated thereunder.  Parent’s obligation to remove such legend shall be conditioned upon the receipt of such legal opinion.  Parent shall have no obligation to remove any restrictive legends from the shares of Parent Common Stock.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE PRIMARY STOCKHOLDER

Except as disclosed in the Company Disclosure Schedule (as defined on Schedule A hereto) or as specifically provided for in this Article III, the Company and the Primary Stockholder, jointly and severally, represent and warrant to Parent and Surviving Corporation as follows:

Section 3.1             Organization, Standing and Power.  Each of the Company and its corporate Affiliates is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  The Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and to be in good standing would have a Company Material Adverse Effect (as defined on Schedule A hereto).  The Company has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company and each of its corporate Affiliates, each as amended to the date of the execution of this Agreement, to Parent.  The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.  A list of the Company’s subsidiaries, including name, state of incorporation, number of shares outstanding and a list of shareholders, is included on Schedule 3.1 to the Company Disclosure Schedule.  The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any non-individual Person.

Section 3.2             Capital Structure.

(a)           The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which there were 1,415,218 shares issued and outstanding as of the Effective Date, and 2,000,000 shares of preferred stock (“Company Preferred Stock”), 66,957 of which have been designated Series A Preferred Stock (“Company Series A Preferred Stock”) and 70,000 of which have been designated Series B Preferred Stock (“Company Series B Preferred Stock”).  As of the Effective Date there will be no shares of Company Preferred Stock, Company Series A Preferred Stock or Company Series B Preferred Stock outstanding.  On the Execution Date there are, and as of the Effective Time there will be, no options, warrants, convertible notes or other outstanding commitments to issue any shares of Company Capital Stock (each a “Company Derivative Securities”).  Schedule 3.2(a) to the Company Disclosure Schedule lists all of the stockholders of the Company.

(b)           All outstanding shares of the Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens (as defined on Schedule A hereto), other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by California Law, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.  All outstanding shares of the Company Capital Stock were issued in compliance in all material respects with all applicable federal and state securities Laws.    Except for the agreements contemplated by this Agreement and the agreements set forth on Schedule 3.2(b) to the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company Capital Stock: (i) between or among the Company and any of its security holders and (ii) between or among any of the Company’s security holders, including the Primary Stockholder.

(c)           The Primary Stockholder represents that all shares of Company Common Stock owned by him are free and clear of any and all liens and encumbrances, including but not limited to any pledge, claim, security interest or other security arrangement.

Section 3.3             Authority; No Conflicts or Consents.

(a)           The Company and the Primary Stockholder have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including approval by the Primary Stockholder, the Company stockholders and any other Person.

(b)           This Agreement has been duly executed and delivered by the Company and the Primary Stockholder and constitutes the valid and binding obligation of the Company and the Primary Stockholder enforceable against the Company and the Primary Stockholder by Parent and Merger Sub in accordance with its terms.  The execution and delivery of this Agreement by the Company and its Primary Stockholder does not, and the execution of the other agreements contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under: (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any Company Authorization (as defined in Section 3.8) or (ii) any Material Contract.

(c)           Except as set forth on Schedule 3.3(c) to the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Entity”) is required with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filings of the Certificate of Merger, together with the required officers’ certificates, (ii) any notice described in Section 6.5 hereof and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(d)           Except as set forth on Schedule 3.3(d) to the Company Disclosure Schedule, neither the Company, the Primary Stockholder nor their respective Affiliates is subject to or bound by any provision of:

(i)            any Law;

(ii)           any contract, mortgage, deed of trust, lease, note, agreement, understanding, proxy, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

(iii)          any consent, judgment, order, writ, award, injunction or decree of any Governmental Authority or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any Lien as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by the Company or the Primary Stockholder of this Agreement, any other document contemplated hereby, including all agreements and instruments which are Exhibits hereto (each, an “Other Document”), the consummation of the Merger or the other transactions contemplated hereby or thereby.  Except as set forth on Schedule 3.3(d) to the Company Disclosure Schedule, no consent, novation, order, license, permit, approval or authorization of or declaration, notice or filing with any Person is required for: (i) the valid execution, delivery and performance by the Company and the Primary Stockholder of this Agreement or any Other Document and the consummation of the Merger or the other transactions contemplated hereby and thereby or (ii) the ability of Parent to operate the Company’s business in substantially and materially the same manner as the business was operated by the Company prior to the Effective Time.

Section 3.4             Financial Statements; Liabilities.

(a)           The Company has heretofore furnished Parent with copies of the following unaudited financial statements of the Company: (i) balance sheet as at November 30, 2003; (ii) statements of operations for each of the years ended on November 30, 2003 and 2002; (iii) a balance sheet (the “Reference Balance Sheet”) as at May 31, 2004 (the “Reference Balance Sheet Date”); (iv) a statement of operations (the “Reference Income Statement”) for the six months ended May 31, 2004; and a balance sheet dated as of the Closing Date (“Closing Balance Sheet”).    Except as set forth on Schedule 3.4(a) to the Company Disclosure Schedule, all such financial statements are complete and correct and were prepared in accordance with generally accepted accounting principles of the United States (“GAAP”), consistently applied throughout the periods indicated, and have been prepared in accordance with the Books and Records of the Company, and present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, subject to normal year end adjustments made in accordance with GAAP and to such inaccuracies, if any, which are not material in nature or amount.  The financial statements of the Company provided to Parent pursuant to this Section 3.4(a) are referred to herein as the “Company Financial Statements.”

(b)           There are no Liabilities of or against the Company of any nature (accrued, absolute or contingent, unasserted, known, unknown or otherwise), except: (i) as and to the extent reflected or reserved against on the  Closing Balance Sheet; (ii)  as set forth on Schedule 3.4(b) to the Company Disclosure Schedule; (iii) those that are individually, or in the aggregate, not material and were incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice, and reflected on the Closing Balance Sheet; (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice; (v) those incurred in connection with the execution of this Agreement; and (vi) those disclosed on Schedule 3.7 to the Company Disclosure Schedule.

(c)           As of June 30, 2004 and as of the Closing Date, the Company’s outstanding accounts receivable (“Accounts Receivable”) and outstanding accounts payable (“Accounts Payable”) are as set forth on Schedule 3.4(c) to the Company Disclosure Schedule, which shall include with respect to each of the Accounts Receivable the account debtor’s name, amount due, and number of days outstanding for each such debtor, and with respect to each of the Accounts Payable shall include the vendor’s name, amount owed, and number of days outstanding for each such vendor.

Section 3.5             Absence of Certain Changes.  Except as set forth on Schedule 3.5 to the Company Disclosure Schedule or as expressly contemplated by this Agreement, since the Reference Balance Sheet Date there has not occurred: (i) any change, event or condition (whether or not covered by insurance or similar indemnification agreement) that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect, (ii) any acquisition, sale or transfer of any material asset of the Company or any of its Affiliates, (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its Affiliates’ assets, (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of the

Company Capital Stock, (v) any action to amend or change the Certificate of Incorporation or Bylaws of the Company (nor will there be prior to the Effective Time) or (vi) any negotiation or agreement by the Company or any of its Affiliates to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

Section 3.6             Intentionally left blank.

Section 3.7             Litigation.  Except as set forth on Schedule 3.7 to the Company Disclosure Schedule, there is no civil or criminal, private or governmental action, suit, proceeding, claim, arbitration, governmental investigation, or to the knowledge of the Company, any governmental or private regulatory activity or investigation pending before or being undertaken by any agency, court or tribunal, foreign or domestic (each a “Proceeding”) against the Company, any of its Affiliates, the Primary Stockholder or any of their respective properties or any of their respective officers or directors (in their capacities as such).  To the knowledge of the Company, no Proceeding is being threatened against the Company, any of its Affiliates, the Primary Stockholder or any of their respective properties or any of their respective officers or directors (in their capacities as such).  There is no Proceeding, judgment, decree or order against the Company or any of its Affiliates (including the Primary Stockholder), or, to the knowledge of the Company, or any of its Affiliates (including the Primary Stockholder), or any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect.

Section 3.8             Governmental Authorization.  The Primary Stockholder and the Company have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity: (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company’s business as currently conducted or the holding of any such interest ((i) and (ii) herein collectively called the “Company Authorizations”), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.9             Title to Personal Property.  Except as set forth on Schedule 3.9 to the Company Disclosure Schedule, the Company has good, valid and marketable title to all of its personal property, interests in personal properties and material assets reflected in the Reference Balance Sheet or acquired after the Reference Balance Sheet Date.  Such properties and assets with a book value of $10,000 or above are listed on Schedule 3.9 to the Company Disclosure Schedule (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests, free and clear of all Liens, except: (i) a lien for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which are reflected on the Reference Balance Sheet, and (iv) liens that in the aggregate would not have a Company Material Adverse Effect.  To the Company’s knowledge, the plant, property and equipment of the Company that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear.  All personal properties used in the operations of the Company are reflected in the Reference Balance Sheet to the extent GAAP requires the same to be reflected.

Section 3.10           Intellectual Property.

(a)           Set forth on Schedule 3.10(a)(i) to the Company Disclosure Schedule is a true, accurate and complete list of all Intellectual Property (as defined on Schedule A hereto) directly or indirectly owned, licensed, optioned or otherwise used or proposed to be used by the Company or its Affiliates in its business and by the Primary Stockholder in connection with the business of the Company (collectively, the “Company Intellectual Property”).  Set forth on Schedule 3.10(a)(ii) to the Company Disclosure Schedule is a true, accurate and complete list of all grant, license, acquisition, purchase, assignment, option, product development, evaluation, confidentiality, non-disclosure, marketing and similar agreements, instruments or arrangements (and any letters of intent relating to any potential agreement) (collectively, the “Company IP Agreements”) to which the Company, its Affiliates or the Primary Stockholder is a party relating or pertaining to the Company Intellectual Property.

(b)           The Company either: (i) owns and is listed in the records of the appropriate United States, state or foreign registry as the current owner of record for each application and registration of Company Intellectual Property or (ii) has a legally enforceable license or other valid and lawful rights to use (in each case, free and clear of any Liens encumbering the Company or its assets) all Company Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications.

(c)           Except as set forth on Schedule 3.10(c) to the Company Disclosure Schedule, to the Company’s knowledge, the conduct of the business of the Company as currently conducted does not infringe on or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe), the Intellectual Property rights of any Person, and the use by the Company of any Company Intellectual Property is in accordance with the applicable Company IP Agreement.

(d)           Except as set forth on Schedule 3.10(d) to the Company Disclosure Schedule, to the Company’s knowledge, no Person is misappropriating, infringing, diluting or otherwise violating any right of the Company with respect to any Company Intellectual Property owned or used by the Company, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any Person by the Company or any of its Affiliates or the Primary  Stockholders.

(e)           Except as set forth on Schedule 3.10(e) to the Company Disclosure Schedule, neither the Company nor any of its Affiliates or the Primary Stockholder have received any written or other notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration, order or other adversarial proceeding: (i) alleging infringement (or other violation) by the Company or any of its Affiliates or the Primary  Stockholders of Intellectual Property or other rights of any Person or (ii) challenging the Company’s or its Affiliates or the Primary  Stockholders’ ownership or use of, or the validity, enforcement, registrability or maintenance of, any Company Intellectual Property owned or used by the Company, its Affiliates or the Primary  Stockholders.  No Company Intellectual Property owned or used by the Company or any of its Affiliates is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Company Intellectual Property.

(f)            Except as set forth on Schedule 3.10(f) to the Company Disclosure Schedule, the Company Intellectual Property owned or used by the Company or its Affiliates: (i) is being owned or used by the Company in accordance with, and not in breach of, any Company IP Agreements, (ii) has been duly maintained, (iii) is subsisting, in full force and effect, (iv) is valid and enforceable, (v) has not expired, been cancelled or abandoned and (vi) all maintenance, registration and renewal fees necessary to preserve the rights of the Company in connection with such Company Intellectual Property have been paid in a timely manner, and there are no actions that must be taken by the Company, its Affiliates or the Primary Stockholder within ninety (90) days of the Execution Date, including the payment of any registration, maintenance or renewal fees or the filing with the United States Patent and Trademark Office or such other appropriate U.S. or foreign office or similar administrative agency of documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any rights in the registered or applied-for Company Intellectual Property.

(g)           Except as set forth on Schedule 3.10(g) to the Company Disclosure Schedule, neither the Company, its Affiliates or the Primary Stockholder has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which: (i) restrict the Company’s or its Affiliates or the Primary Stockholder’s right to use any Company Intellectual Property, (ii) restrict the business of the Company’s or its Affiliates in order to accommodate a third Person’s Intellectual Property rights, (iii) permit third parties to use any Company Intellectual Property, (iv) reasonably would be expected to provide any third party a defense to patent infringement in connection with any Company Intellectual Property.

(h)           To the Company’s knowledge, all Company Intellectual Property developed by and belonging to the Company or its Affiliates which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.  Each Person (including any current and former employee of or consultant to the Company) who has contributed to or participated in the research and development activities of the Company will not, after giving effect to the Merger and the other transactions contemplated by this Agreement, own or retain any rights to use any of the Company Intellectual Property.  Except as set forth on Schedule 3.10 (h), neither the Company nor its Affiliates has granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the current products and services of the Company.

Section 3.11           Company Products and Services.

(a)           Schedule 3.11(a) to the Company Disclosure Schedule sets forth a complete and accurate listing and description of: (i) any and all products and services designed, developed, licensed, manufactured, sold, promoted, labeled or distributed by, or on behalf of, the Company, including any proposed products as of the Execution Date (collectively, the “Company Products”) and (ii) the status and a brief description of any material activities being undertaken or proposed to be undertaken by the Company or any other Person with respect to each Company Product, in each case as of the Execution Date (the “Development Activities”).

(b)           The approvals and authorizations listed on Schedule 3.11(b) to the Company Disclosure Schedule are those which are required to operate the Company’s business as currently conducted.

(c)           To the Company’s knowledge, the Company and its designated manufacturers in connection with the Development Activities are, in compliance in all material respects with all applicable terms and conditions of each Law pertaining to the design, development, manufacture, labeling, sale, distribution and promotion of the Company Products (including, without limitation, all Laws administered by the Radiologic Health Branch of the State of California).

(d)           To the Company’s knowledge, the Company and its designated manufacturers in connection with the Development Activities are in compliance in all material respects with all applicable Laws regarding registration, license, and certification for each site at which a Company Product is manufactured, labeled, sold or distributed.

(e)           To the extent any Company Product has been exported by the Company or Persons with whom the Company is in privity of contract from the United States, to the Company’s knowledge, the Company has and such other Persons have exported such Company Products in compliance in all material respects with all applicable Laws.

(f)            No filing or submission to the Radiologic Health Branch of the State of California or any other Governmental Entity with regard to the Company Products that is the basis for any approval or clearance contains any material omission or materially false information.

(g)           The Company has not received any written notice or other written communication from the Radiologic Health Branch of the State of California or any other Governmental Entity alleging any violation of any Laws by the Company or the Primary Stockholder in connection with the Company.

Section 3.12           Compliance With Laws.  The Company and the Primary Stockholder in connection with the Company have not received any notices of violation with respect to, and, to the Company’s knowledge, have complied with, and are not in violation of, any Law with respect to the ownership, operation or conduct of the Company’s business, except for such violations or failures to comply as could not be reasonably expected to have a Company Material Adverse Effect.

Section 3.13           Environmental Matters.

(i)            To the Company’s knowledge, the operations of the Company have at all times been and are in compliance with all Environmental Laws, except where any noncompliance would not have a Company Material Adverse Effect.

(ii)           The Company has obtained and is in full compliance with all permits, licenses, authorizations and approvals required under Environmental Law with respect to the operation or conduct of its business or the ownership or operation of its properties and facilities (the “Environmental Approvals”), each such Environmental Approval is in full force and effect, and each such Environmental Approval will remain in full force and effect after the execution, delivery and performance of this Agreement, provided that any transfer documents required by Environmental Law for such Environmental Approval and identified on Schedule 3.13(ii) to the Company Disclosure Schedule are completed as required by Environmental Law.

(iii)          Neither Company nor any of its Property or Facilities is subject to any order or, to the Company’s knowledge, any proposed order under any Environmental Law.  The Company has not received any notice from any person or Governmental Entity regarding or alleging, and no condition or circumstance exists that is reasonably likely to result in (with or without notice or lapse of time or both) a violation or failure to comply with any term or requirement of any Environmental Law or Environmental Approval.

(iv)          The Company has provided or made available to Parent true, complete and correct copies and results of all studies, reports, assessments, surveys, correspondence, investigations, audits, analysis, tests and other documents (whether in hard copy or electronic form) in the Company’s or their counsel’s possession or control pertaining to the presence or alleged presence of any Hazardous Material at, on or affecting any Property or Facilities, or regarding the Company’s compliance with any applicable Environmental Law or Environmental Approval.

(v)           To the Company’s knowledge, none of the following exists at any Property or Facilities: any asbestos-containing material in any form which is friable; urea formaldehyde foam insulation; polychlorinated biphenyls; active or out-of-service or underground storage tanks or sites from which such storage tanks have been removed; or landfills, surface impoundments, waste piles or land disposal areas.

(vi)          The Company has received no notice that it is, and to its knowledge believes that it is not, a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring on or prior to the Closing Date.

Section 3.14           Taxes.  Except as disclosed on Schedule 3.14 to the Company Disclosure Schedule:

(a)           The Company has timely filed all Tax Returns (as defined below) that it was required to file, and such Tax Returns are true, correct and complete in all material respects.  All Taxes (as defined below) shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company or any subsidiary with respect to any period ending prior to the date of this Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided and are reflected in the Company Financial Statements or amounts payable with respect to periods or portions of periods after the Company Balance Sheet Date.  The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.  Neither the Company nor any subsidiary has any material liability for unpaid Taxes accruing after the date of its Reference Balance Sheet Date, except for Taxes incurred in the ordinary course of business.  There are no Liens for Taxes on the properties of the Company.

(b)           No Tax Returns of the Company have been audited.  The Company has delivered or made available to Parent correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by the Company since inception.  The Company has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

(c)           Neither the Company nor the Primary Stockholder in connection with the Company is a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract.  The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or “disregarded entity” for United States federal income tax purposes.

(d)           The Company is not obligated under any agreement, contract or arrangement that will result in the payment of any amount that would not be deductible by reason of Sections 162(m) or 280G of the Code.

(e)           The Company has not been nor, to the Company’s knowledge, will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger other than any such adjustments required as a result of the Merger.  The Company has filed or will file any consent to have the provisions of paragraph 341(f) of the Code (or comparable provisions of any state Tax Laws) apply to the Company.  The Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.  The Company is not currently and has not been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

(f)            The Company has not incurred any liability for Taxes pursuant to Section 1374 or 1375 of the Code (and any predecessor provision and any similar provision of applicable state or local or other Tax Law).

(g)           The Company has not been the “distributing corporation” (within the meaning of

Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement.

Section 3.15           Employee Benefit Plans.

(a)           Schedule 3.15(a) to the Company’s Disclosure Schedule lists: (i) all current employees and their current annual salaries; (ii) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, (iii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company, and (iv) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which the Company maintains, to which any of them contributes, or for which any of them has any obligation or liability (collectively, the “Plans”).

(b)           None of the Plans is a Defined Benefit Plan, and neither the Company nor Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

(c)           None of the Plans is a Multiemployer Plan, and neither the Company nor a Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

(d)           The Company does not maintain or contribute to any plan that provides health benefits to an employee after the employee’s termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

(e)           Each Plan which is an “employee benefit plan,” as defined in Section 3(3) of ERISA, complies in all material respects by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules and regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

(f)            All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate, except for those instances which, either individually or in the aggregate, would not have a Company Material Adverse Effect.

(g)           Each of the Plans that are intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1989, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code.  Nothing has occurred since the date of the Internal Revenue Service’s favorable determination letter that could adversely affect the qualification of the Plan and its related trust.  The Company and each Member of the Controlled

Group or have timely amended and operated each of these Plans to comply with the Small Business and Job Protection Act of 1996 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

(h)           All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by the Company or have been reserved against on the Company Financial Statements.

(i)            All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date, except for those instances which, either individually or in the aggregate, would not have a Company Material Adverse Effect.

(j)            With respect to each Plan: (i) to the Company’s knowledge, no “prohibited transactions” (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available; (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, or to the knowledge of the Company and the Primary Stockholder, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan; (iii) neither the Company nor the Primary Stockholder, nor any fiduciary thereof, has any knowledge of any facts that could give rise to any such action or claim; and (iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability other than ordinary administrative expenses.

(k)           Neither the Company nor, to the knowledge of the Company, any of its Affiliates has any material liability or is, to the knowledge of the Company and the Primary Stockholder, threatened with any material liability (whether joint or several): (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

(l)            All of the Plans, to the extent applicable, are in material compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

(m)          True, correct and complete copies of all documents creating or evidencing any Plan have been delivered or made available to Parent, and true, correct and complete copies of all reports, forms and other documents required to be filed with any Governmental Entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) have been delivered to Parent.  There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 3.15(a) and that are reasonably likely to have a Company Material Adverse Effect.

(n)           All expenses and liabilities relating to all of the Plans have been, and will on the Closing Date be fully and properly accrued on the Books and Records.

Section 3.16           Certain Agreements Affected by the Merger.  Except as set forth on Schedule 3.16 to the Company’s Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any material payment (including, without limitation, any severance, unemployment compensation, golden parachute or bonus payment) becoming due to any director, officer, agent or employee of the Company or any other third party, (ii) materially increase any benefits otherwise payable by the Company to its respective employees, (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) breach, cause an event of default or give any third party any rights against the Company or the Company Intellectual Property under any Company IP Agreement.

Section 3.17           Employee Matters.

(a)           The Company is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in unfair labor practices has not had and would not be reasonably expected to have a Company Material Adverse Effect.  The Company has in all material respects withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to their respective employees; and are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.

(b)           The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).  There are no pending claims against the Company under any workers’ compensation plan or policy or for long term disability that are not covered by insurance.  The Company has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except obligations that would not have a Material Adverse Effect on the Company.

(c)           There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and its employees (including, without limitation, controversies relating to sexual or age discrimination, sexual harassment or similar controversies), which controversies have or could reasonably be expected to result in a Proceeding against the Company before any Governmental Entity except for such Proceeding that would not have a Company Material Adverse Effect.

(d)           The Company is not a party to any collective bargaining agreement or other labor union contract, nor does the Company know of any activities or proceedings of any labor union or organization of any such employees.

(e)           To the Company’s knowledge, no employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, enforceable non-competition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others.  No employees or consultants who are considered key to the operations or the business of the Company have given notice to the Company, nor is the Company otherwise aware that any such employee intends to terminate his or her employment or consultancy with the Company.

Section 3.18           Insurance.  The Company has made available to Parent all material policies of insurance of the Company as set forth on Schedule 3.18 to the Company Disclosure Schedule, and such Schedule is complete and accurate.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds.  The Company and the Primary Stockholder have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.  The Company and the Primary Stockholder have not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company.

Section 3.19           Customers and Suppliers.  Schedule 3.19 to the Company Disclosure Schedule lists the top twenty suppliers and top twenty customers of the Company in terms of gross purchases and gross revenues, respectively, during the year ended November 30, 2003 and for the nine month period ended August 31, 2004, as well as any accounts receivable of the Company that are in dispute as of the Closing Date.  No such customer and no such supplier of the Company has cancelled or otherwise terminated or made any written threat to the Company or the Primary Stockholder to cancel or otherwise terminate its relationship with the Company or, at any time on or after the Reference Balance Sheet Date, has materially decreased its purchases or supplies to the Company and, to the Company’s and the Primary Stockholder’ knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be.  The Company has not knowingly breached, so as to provide a benefit to the Company or any of it’s Affiliates (including the Primary Stockholder) not were intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

Section 3.20           Material Contracts.  Except: (i) for the Company IP Agreements, (ii) as set forth on Schedule 3.20 to the Company Disclosure Schedule (the contracts listed on such Schedule, together with the Company IP Agreements, being collectively referred to herein as the “Material Contracts”) and (iii) for this Agreement, and other contracts and agreements which individually or in the aggregate are not material to the Company’s business, the Company is not a party to or bound by:

(a)           any agreement, contract, instrument or understanding relating to any Intellectual Property (including the Company Intellectual Property);

(b)           any distributor, sales, agency or manufacturer’s representative, consulting, joint-venture, or partnership contract, joint research and development contract or technology sharing arrangements;

(c)           any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

(d)           any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(e)           any contract for capital expenditures in excess of $10,000 in the aggregate;

(f)            any contract limiting the freedom of the Company to engage in any line of business, to acquire any product or asset from any other Person, to sell any product or asset to, or to perform any service for, any Person, or to compete with any other Person;

(g)           any confidentiality, secrecy or non-disclosure contract, which individually or in the aggregate, materially affects or could be reasonably anticipated to materially affect the business or operations of the Company;

(h)           any contract pursuant to which the Company is a lessor of real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such personal property contact more than $10,000 over the life of the contract;

(i)            any contract with any Person with whom the Company does not deal at arm’s length or any agreement with the Primary Stockholder;

(j)            any contract which provides for the indemnification of any officer, director, employee or agent;

(k)           any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

(l)            any agreement of any kind with any Stockholder.

Section 3.21           No Breach of Material Contracts.  All Material Contracts are in the written form previously provided or made available to Parent.  The Company has performed all of the material obligations required to be performed by it as of the date hereof and is entitled to all benefits under, and, to Company’s knowledge, is not alleged to be in breach or default in respect of any Material Contract.  Each of the Material Contracts is in full force and effect, unamended except as provided or made available to Parent, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the Company’s knowledge, with respect to the other contracting party, which, with the giving of notice or the lapse of the time, would become a default or event of default under any Material Contract or would give any Person the right to exercise any remedy, or the right to any rebate, chargeback, penalty or change in delivery schedule, except to the extent such defaults, remedies, penalties or changes have not had and would not be reasonably expected to have a Company Material Adverse Effect.

Section 3.22           Real Property and Real Property Leases.

(a)           The Company does not own any real property.

(b)           Schedule 3.22(b) to the Company Disclosure Schedule sets forth a list of all leases, licenses or other occupancy agreements to which the Company is a party, that are for the use or occupancy of real estate owned by a third party (“Leases”) (copies of which have previously been furnished to Parent), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the “Leased Premises”).  The Leases are in full force and effect in all material respects, and to the knowledge of the Company and the Primary Stockholder, have not been amended, and the Company is not and, to the knowledge of the Company and the Primary Stockholder, no other party thereto, is in default or breach under any such Lease and no event has occurred by the Company that, with the passage of time or the giving of notice or both, would cause a breach of or default of the Company under any of such Leases, except to the extent such default would not have a Company Material Adverse Effect.  Except as set forth on Schedule 3.22(b) to the Company Disclosure Schedule, the Company has valid leasehold interests in each of the Leased Premises, which leasehold interest is free and clear of any Liens, covenants and easements or title defects of any nature whatsoever.

(c)           With respect to the Leased Premises, and except as set forth on Schedule 3.22(c) to the Company Disclosure Schedule:

(i)            there are no pending or, to the knowledge of the Company and the Primary Stockholder, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting materially and adversely the current use, occupancy or value thereof,

(ii)           to the knowledge of the Company and the Primary Stockholder, all improvements, buildings and systems on any such parcel are in good repair and safe for their current occupancy and use,

(iii)          to the knowledge of the Company and the Primary Stockholder, there are no contracts or agreements (whether oral or written) granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than the Company) in possession of any such parcel,

(iv)          to the knowledge of the Company and the Primary Stockholder, there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein,

(v)           to the knowledge of the Company and the Primary Stockholder, all Facilities located on each such parcel are supplied with utilities and other services necessary for their ownership, operation or use, currently or as currently proposed by the Company, all of which services are adequate in accordance with all applicable Laws, and

(vi)          to the knowledge of the Company and the Primary Stockholder, each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the knowledge of the Company and the Primary Stockholder, threatened termination of such access.

Section 3.23           Certain Business Practices.  Neither the Company, the Primary Stockholder nor any of their respective employees or agents has at any time: (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Company’s or such subsidiary’s business, (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner illegal under any applicable Law or (iii) to the knowledge of the Company and the Primary Stockholder, made any payment to any customer or supplier of the Company or such Subsidiary, or given any other consideration to any such customer or supplier in respect of the Company’s or such subsidiary’s business that violates applicable Law in any material respect.

Section 3.24           Interested-Party Transactions.  Except as set forth on Schedule 3.24 to the Company Disclosure Schedule, no officer, director or stockholder of the Company, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of any of the foregoing, and no Affiliate of any of the foregoing has or has had, directly or indirectly: (i) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company, any goods or services, (iii) a beneficial interest in any Material Contract or (iv) holds any indebtedness to or from the Company.

Section 3.25           Information Supplied.  None of: (i) the information, documents or other due diligence matters supplied or to be supplied by or on behalf of Company to Parent in written form in connection with this Agreement or any of the transactions contemplated hereby, (ii) the representations and warranties of the Company and the Primary Stockholder contained in this Agreement or any Other Agreement or (iii) the Company Disclosure Schedule contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.26           Brokers’ and Finders’ Fees.  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement, the Merger or any other transaction contemplated hereby or pursuant to any Other Document.

Section 3.27           Vote Required.  The affirmative vote of the holders of a majority of the shares of the Company Common Stock outstanding is the only vote of the holders of any of the Company’s Capital Stock or any other agreement to which the Company or the Primary Stockholder are a party necessary to approve this Agreement, any Other Agreement and the transactions contemplated hereby and thereby.

Section 3.28           Board Approval.  The Board of Directors of the Company has: (i) reviewed, deliberated and approved this Agreement and the Merger, (ii) determined that there are no other proposed extraordinary transactions with the Company on terms more advantageous to the stockholders of the Company, (iii) that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders, and (iv) recommended that the stockholders of the Company approve this Agreement and the Merger.

Section 3.29           Reorganization Matters.  To the Company’s knowledge neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

Section 3.30           No Opinion of Financial Advisor.  The Company has not and will not engage the services of a financial advisor for a fairness opinion.

Section 3.31           Investigation by the Company and the Primary Stockholder.  The Company and the Primary Stockholder have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, Intellectual Property and prospects of the Parent, which investigation, review and analysis was done by the Company and its Affiliates and, to the extent the Company deemed appropriate, by the Company’s representatives.  The Company and the Primary Stockholder have received, read, reviewed and investigated all material information contained within the Parent SEC Documents (as defined below)

including, without limitation, all risk factors contained in the registration statements and annual reports of Parent.  The Company and the Primary Stockholder acknowledge that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Parent and its subsidiaries as they have requested for such purpose.  In entering into this Agreement, the Company acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Parent’s or any of the Parent’s representatives (except the specific representations and warranties of the Parent set forth in this Agreement and the Parent Disclosure Schedule).  The Company and the Primary Stockholder have formed an independent judgment concerning the Parent.

Section 3.32           Dissenter’s Rights.  The Company and the Primary Stockholder represent that the Company’s Primary Stockholder has not exercised and will not exercise dissenter’s rights under California Law.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent Disclosure Schedule (as defined on Schedule A hereto) or as specifically provided for in this Article IV, Parent hereby represents and warrants to the Company and the Primary Stockholder as follows:

Section 4.1             Organization, Standing and Power.  Parent and Merger Sub, are corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization.  Each of Parent and its subsidiaries, including Merger Sub, have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted and as proposed to be conducted and are each duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Parent Material Adverse Effect (as defined on Schedule A hereto).  Neither Parent nor any of its subsidiaries, including Merger Sub, is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws or equivalent organizational documents.  Parent is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and non-assessable.  Except as disclosed in the Parent SEC Documents, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent or any of it subsidiaries in accordance with and pursuant to the Parent’s formal investment policy and comprising less than 5% of the outstanding stock of such company.

Section 4.2             Capital Structure.  The authorized capital stock of Parent consists of: (i) 45,000,000 shares of Parent Common Stock, of which there were 7,085,863 shares issued and 6,985,763 shares outstanding as of the Execution Date, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share.  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001, of which 100 shares are issued and outstanding and held by Parent.  The shares of Parent Common Stock to be issued in the Merger will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

Section 4.3             Authority.

(a)           Parent and Merger Sub each have all requisite corporate power and authority to enter into this Agreement, each Other Document to which they are a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, each Other Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, as applicable, other than approval by stockholders of Parent.

(b)           This Agreement and each Other Document to which they are a party have been duly executed and delivered by each of Parent and Merger Sub, as applicable, and each constitutes the valid and binding obligations of Parent and Merger Sub enforceable against each by the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity.  The execution and delivery of this Agreement and each Other Document to which they are a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under: (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent, Merger Sub or their respective properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions in subsection (ii) would not have had and would not be reasonably expected to have a Parent Material Adverse Effect.

(c)           Except as would not have a Parent Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger, together with the required officers’ certificates, as provided in Section 2.2, (ii) any filings as may be required under applicable federal, state and local securities laws and the securities laws of any foreign country, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the filing with the American Stock Exchange (“AMEX”) for the listing of shares of Parent Common Stock issuable in the Merger; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

Section 4.4             SEC Documents; Financial Statements.  Parent has made available to the Company (via the SEC’s EDGAR system) each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act, including the risk factors contained therein), definitive proxy statement, and other filing filed with the SEC by Parent since January 1, 2002 (the “Parent SEC Documents”).  In addition, Parent has made available to the Company (via the SEC’s EDGAR system) all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time.  Except as set forth on Schedule 4.4 to the Parent Disclosure Schedule, as of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act.  The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the “Parent Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-QSB’s, as permitted by Form 10-QSB of the SEC).  The Parent Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Parent as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).  Parent has fully complied with all certification requirements, and will comply with all certification requirements prior to the Effective Time, under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Section 4.5             Absence of Undisclosed Liabilities.  Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than: (i) those set forth or adequately provided for in the balance sheet or in the notes to the Parent Financial Statements included in the Parent Financial Statements in Parent’s Annual Report on Form 10-KSB for the fiscal year ended on June 30, 2004 (the “Parent Balance Sheet Date”), (ii) those incurred in the ordinary course of business since the Parent Balance Sheet Date and consistent with past practice, (iii) those incurred in connection with the execution of this Agreement, and (iv) those disclosed on Schedule 4.5 to the Parent Disclosure Schedule.

Section 4.6             Litigation.  Except as set forth in the Parent SEC Documents, as of the date of this Agreement, there is no material private or governmental action, suit, proceeding, claim, arbitration, governmental investigation, or to the knowledge of Parent private investigation, pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent or any of its subsidiaries, threatened against Parent, any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such).  There is no judgment, decree or order against Parent or any of its subsidiaries, or, to the knowledge of Parent, or any of its subsidiaries, or any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Parent Material Adverse Effect.  Schedule 4.6 to the Parent Disclosure

Schedule also lists all material litigation that Parent has pending as of the date of this Agreement against other parties which is not disclosed in the Parent SEC Documents.

Section 4.7             Reorganization Matters.  To Parent’s knowledge, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor does Parent have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

Section 4.8             Brokers’ and Finders’ Fees.  Except for certain investment banking fees to be paid to The Ugroup, neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement, the Merger or any other transaction contemplated hereby or pursuant to any Other Document.

Section 4.9             Board Approval.  The Board of Directors of Parent has approved the transactions contemplated by this Agreement and the Merger.

Section 4.10           Investigation by Parent.  Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, Intellectual Property and prospects of the Company, which investigation, review and analysis was done by Parent and its Affiliates and, to the extent Parent deemed appropriate, by Parent’s representatives.  Parent acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries as Parent has requested for such purpose.  In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company’s or any of the Company’s representatives (except the specific representations and warranties of the Company set forth in this Agreement and the Company Disclosure Schedule).  Parent has formed an independent judgment concerning the Company.

Section 4.11           Absence of Certain Changes.  Except as set forth in the Parent SEC Documents prior to the date hereof or as expressly contemplated by this Agreement or as disclosed on Schedule 4.11 to the Parent Disclosure Schedule, since the Parent Balance Sheet Date there has not occurred any change, event or condition (whether or not covered by insurance or similar indemnification agreement) that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

ARTICLE V.
CONDUCT PRIOR TO THE EFFECTIVE TIME

Section 5.1             Conduct of Business.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent expressly contemplated by this Agreement, Section 5.2 hereof or as consented to in writing by Parent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.  Subject to Section 5.2 hereof, the Company further agrees to pay all debts and Taxes when due, subject to: (i) good faith disputes over such debts or Taxes and (ii) the filing of material Tax Returns (provided that the Company shall inform Parent of its intention to file such Tax Returns prior to filing), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, to keep available the services of its present officers and key employees and to use its best efforts and all available resources to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time, other than what would not have a Material Adverse Effect on the Company.  The Company agrees to promptly notify Parent in writing of any event or occurrence not in the ordinary course of its business, and of any event which could reasonably be expected to have a Company Material Adverse Effect.

Section 5.2             Restriction on Conduct of Business of the Company.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company and the Primary Stockholder shall not do, cause or permit any of the following, without the prior written consent of Parent, which consent shall be given within ten (10) days of written notification from the Company requesting such consent:

(a)           Charter Documents.  Cause or permit any amendments to its Certificate of Incorporation or Bylaws (including the adoption of a “poison pill”).

(b)           Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

(c)           Material Contracts.  Violate, breach, cause a default, comprise (or take any action which would reasonably lead to any of the foregoing) or terminate, amend or otherwise modify or waive any of the terms of any Material Contracts (including, without limitation, any Company IP Contracts or contracts, agreements or understandings with employees, officers, directors, stockholders or consultants).

(d)           Issuance of Securities.  Except for: (i) the transfer of the Company Common Stock contemplated by this Agreement; and (ii) the issuance of shares of the Company Common Stock pursuant to the exercise or conversion of the Company Derivative Securities issued and outstanding on the Execution Date (all which shall be exercised prior to the Closing Date), the Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock, or any Company Derivative Security or any other securities of the Company, or subscriptions or other rights to acquire, or other agreements or commitments of any character obligating it to issue any such securities.

(e)           Intellectual Property.  Sell, license, transfer or assign to any Person, or create any Lien encumbering, any Company Intellectual Property or any rights to any Company Intellectual Property, other than customer licenses in the Company’s ordinary course of business and consistent with its past practices.

(f)            Indebtedness.  Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others.

(g)           Payment of Obligations.  Pay, discharge or satisfy or commit or agree to pay, discharge or satisfy, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) including the repayment of any outstanding convertible debt, other than the payment in the ordinary course of business, and not prior to the maturity date of any such liability.

(h)           Exclusive Rights.  Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its technology or Company Products.

(i)            Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements in excess of $25,000 in any one case or $75,000 in the aggregate.

(j)            Other Prohibited Transaction.  Enter into any transaction or agreement or take any action out of the ordinary course of business, including any transaction or commitment or series of related transactions greater that $25,000, other than selling services to customers and consistent with past practices.

(k)           Insurance.  Reduce the amount of any insurance coverage provided by existing insurance policies.

(l)            Employee Benefit Plans; Pay Increases.  (i) Adopt or amend any employee benefit or stock purchase or option plan, except for amendments required under ERISA or except as necessary to maintain the qualified status of such plan under the Code or (ii) increase the annual level of compensation of any employee, or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except as required by a Material Contract.

(m)          Lawsuits.  Commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement or any Exhibits hereto.

(n)           Taxes and Accounting.  (i) Other than as required by GAAP, make or change any material election in respect of Taxes, (ii) adopt or change any accounting method in respect of Taxes or otherwise or (iii) write up, write down or write off the value of any assets or revalue any assets including, without limitation, any Company Intellectual Property.

(o)           Employment Agreements.  Enter into any new employment agreements with employees, amend or terminate any existing employment agreements with current employees, or increase compensation of any existing employee.

Section 5.3             No Solicitation.  The Primary Stockholder, the Company and the Company’s officers, directors, employees or other agents will not, directly or indirectly: (i) take any action to solicit, initiate or intentionally encourage any Takeover Proposal (as defined below) or (ii) take any action to solicit, intentionally facilitate, intentionally encourage or engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company to, or afford access to the properties, Books or Records of the Company to, any Person that has advised the Company in writing that it intends to make, or that has made, a Takeover Proposal.  For purposes of this Agreement, the term “Takeover Proposal” shall mean any offer or proposal for, or any indication of interest in (whether written or oral), a merger or other business combination involving the Company or the acquisition of any equity interest in, or any of material assets of, the Company, other than the transactions contemplated by this Agreement.  Additionally, immediately upon the receipt of any such Takeover Proposal the Company and its Primary Stockholder shall notify Parent of the identity of the Person making such Takeover Proposal and the terms thereof.

ARTICLE VI.
ADDITIONAL AGREEMENTS

Section 6.1             Access to Information; Disclosure Schedule Updates.

(a)           Upon reasonable notice, the Company shall afford Parent and its accountants, legal counsel and other representatives, reasonable access during normal business hours during the period from the Execution Date until the Effective Time or the earlier termination of this Agreement in accordance with its terms, provided that Parent contacts the Company’s Chief Executive Officer prior to contacting any other employee of the Company, to: (i) review all of the Company Products and all of the Company’s properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company as Parent may request.  The Company agrees to provide to Parent and its accountants, legal counsel and other representatives copies of internal financial statements and other business analysis and documentation promptly upon request.

(b)           Subject to compliance with applicable Law, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company and Parent shall confer on a regular and frequent basis to report operational matters and the general status of ongoing operations of the Company.

(c)           No information or knowledge obtained in any investigation after the Execution Date pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger; provided, however, that the Company shall promptly inform Parent of any such information or knowledge obtained in its investigation which would reasonably be likely to have a Company Material Adverse Effect.  Additionally, during the period from the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company shall promptly notify Parent in writing of:

(i)            the discovery of any event, condition, fact or circumstance which causes, caused, constitutes or constituted a breach of any representation or warranty made by the Company in this Agreement or any other agreement contemplated hereby;

(ii)           any material breach of any covenant or obligation by the Company; and

(iii)          any event, condition, fact or circumstance that may make the timely satisfaction of any of the covenants or conditions set forth in this Article VI or Article VII impossible or unlikely.

(d)           If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 6.1(c) requires any material change in the Company’s Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company’s Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then the Company shall promptly deliver to Parent an update to its Disclosure Schedule specifying such change (a “Disclosure Schedule Update”).

(e)           The Company shall provide Parent and its accountants, legal counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to: (i) all Company Books and Records, including for the purpose of auditing or preparing for the audit of the Company’s financial statements as required by applicable SEC rules and regulations and (ii) all of the Company’s Tax Returns and other records and work papers relating to Taxes, provided that Parent contacts the Company’s Chief Financial Officer prior to contacting any other employee of the Company, and shall provide to Parent and its representatives the following information promptly upon the request of Parent: (A) the types of Tax Returns being filed by the Company in each taxing jurisdiction, (B) the year of the commencement of the filing of each such type of Tax Return, (C) all closed years with respect to each such type of Tax Return filed in each jurisdiction, (D) all material Tax elections filed in each jurisdiction by the Company, (E) any deferred inter-company gain with respect to transactions to which the Company has been a party, and (F) receipts for any Taxes.

Section 6.2             No Dissenters’ Rights.  The Primary Stockholder covenants and agrees that: (a) it shall vote for or otherwise approve of the Merger prior to the Closing (both as stockholder and director of the Company) and (b) the Primary Stockholder will not exercise any dissenter’s rights under California Law.

Section 6.3             Confidentiality.  Each of the Company and Parent acknowledges that: (i) it may have access to material, nonpublic information of the other party (“Confidential Information”), (ii) it shall retain and hold the Confidential Information of the other party in confidence and, except as required by Law or judicial or other process of a Governmental

Entity, not disclose or reveal any such Confidential Information to others or permit the disclosure thereof, and (iii) return the all Confidential Information of the other party in the event that this Agreement is terminated.  The Company and the Primary Stockholder acknowledge and agree that a purpose of the confidentiality provisions of this Section 6.3 is so that Parent may be in compliance with Regulation FD promulgated by the SEC.

Section 6.4             Public Disclosure.  The Company and Parent shall consult with each other before issuing any press releases or otherwise make any public statements or make any other public (or non-confidential) disclosures (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue a press release or make any statements or disclosures without the prior written approval of the other (which consent shall not be unreasonably withheld), except as may be required by Law.

Section 6.5             Consents; Cooperation.

(a)           Each of Parent and the Company shall promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.  The Company and Parent shall each use their respective reasonable best efforts to obtain all necessary consents, waivers and approvals under any of their respective material contracts in connection with the Merger (including, without limitation, under the Company IP Agreements) to the extent required under such contracts.

(b)           The Company shall furnish Parent, on or prior to the Closing Date, with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under the applicable contracts of the Company set forth, or required to be set forth, on the Company Disclosure Schedule.

Section 6.6             Legal Requirements.  Each of the Company, the Primary Stockholder and Parent shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

Section 6.7             Treatment as Reorganization.  Neither the Company nor Parent shall take any action prior to or following the Closing that would cause the merger to fail to qualify as a “reorganization” within the meaning of Section 368 of the Code.

Section 6.8             Financing of the Surviving Corporation.  Following the Closing, and during the Earnout Period, Parent will:

(a)           Provide up to $250,000 to the Surviving Corporation specifically for investment into capital projects or opportunities that are reasonably determined by Parent to have a high potential of generating incremental revenues or earnings for Surviving Corporation and/or Parent.  Attached hereto as Exhibit C is a list of specific projects Surviving Corporation will require funding for, along with an evaluation of a reasonable return on any such investment.

(b)           Maintain the Surviving Corporation as an independent operating unit with substantially the same policies and procedures with respect to management, operations, and the manufacture, marketing and sale of Company Products.

Section 6.9             Listing of Additional Shares.  To the extent required and prior to the public registration thereof, Parent shall cause all shares of Parent Common Stock to be issued pursuant to the terms of this Agreement to be approved for listing on AMEX.  Pursuant to the Registration Rights Agreement, as defined below, Parent shall use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the purposes of registering the Parent Common Stock to be issued pursuant to this Agreement on or before the date that is ninety (90) days from the Closing Date (and, with respect to the Earnout Shares, the Core Systems EBTDA Earnout Lock-Up).

Section 6.10           Location of Company.  The parties agree that, following the Effective Time and during the Earnout Period, the Surviving Corporation shall be located in Sunnyvale, California.

Section 6.11           Offer of Employment to Employees; Consulting Agreement.  The Surviving Corporation shall offer employment to key employee Walter Wriggins during the Earnout Period.  Surviving Corporation shall retain Primary Stockholder to act as a consultant to the Surviving Corporation during the Earnout Period.  Parent and Primary Stockholder shall jointly agree whether to offer employment to other Company employees and any such offer of employment shall be in accordance with Parent’s and Surviving Corporation’s policies and the compensation of any such employees will be at levels comparable to that of employees of similar levels of responsibility and authority.  Additionally, Parent may in its sole discretion, subject to the approval of its board of directors, grant options to purchase Parent Common Stock to Company employees who become employees of the Surviving Corporation.

Section 6.12           Payment of Eddy Bonus.  The Primary Stockholder shall be liable for the payment of the Eddy Bonus.  Parent shall be entitled to deduct such payment if not made by the Primary Stockholders, in its sole discretion, from the cash portion of the Initial Payment, the Cash Holdback, or the Parent Stock Holdback.

ARTICLE VII.
CONDITIONS TO THE MERGER

Section 7.1             Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to consummate and effect this Agreement, each Other Document to which such party is a party or signatory, the Merger and the transactions contemplated hereby and thereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (which has jurisdiction over the Company or Parent), seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.  In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

(b)           Governmental Approval.  Parent, Merger Sub and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including but not limited to such approvals, waivers and consents as may be required under the Securities Act, under state blue sky Laws.

(c)           Reorganization.  The Company and Parent shall be reasonably satisfied, in their respective discretions, that the Merger constitutes a tax-deferred reorganization under Section 368(a) of the Code.

Section 7.2             Additional Conditions to Obligations of the Company and the Primary Stockholder.  The obligations of the Company and the Primary Stockholder to consummate and effect this Agreement, each Other Document to which they are a party or signatory, the Merger and the transactions contemplated hereby and thereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

(a)           Representations, Warranties and Covenants.  Except as disclosed in the Parent Disclosure Schedule dated as of the Execution Date: (i) the representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time or, in the case of representations and warranties of Parent which speak specifically as of an earlier date, shall be true and correct as of such earlier date, except in each case, (A) for changes contemplated by the Agreement, or (B) where the failure to be true and correct has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect; and (ii) Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent as of the

Effective Time.

(b)           Parent Officer’s Certificate.  At the Closing, the Company and the Primary Stockholder shall have received a duly executed certificate on behalf of Parent by an authorized officer to the effect set forth in Section 7.2(a), in the form attached hereto as Exhibit D.

(c)           Merger Sub Secretary Certificate.  At the Closing, the Company and the Primary Stockholder shall have received a duly executed certificate from the Secretary of Merger Sub with respect to: (i) the certificate of incorporation, as certified by the Secretary of State of Delaware as of a recent date, and bylaws of such entity, (ii) a resolution of the board of directors of Merger Sub with respect to the authorization of this Agreement and the other agreements contemplated hereby, (iii) a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware, and (iv) the incumbency of the executing officers of Merger Sub, in the form attached hereto as Exhibit E.

(d)           Registration Rights Agreement.  At the Closing, Parent shall have executed and delivered to the Primary Stockholder a registration rights agreement in the form attached hereto as Exhibit F (the “Registration Rights Agreement”).

(e)           Employment Agreement.  Surviving Corporation shall have duly executed and delivered to Walter Wriggins an employment agreement between Surviving Corporation and Walter Wriggins substantially in the form attached hereto as Exhibit G (the “Employment Agreement”).

(f)            Consulting Agreement.  Surviving Corporation shall have duly executed and delivered to Primary Stockholder a consulting agreement between Surviving Corporation and Primary Stockholder, substantially in the form attached hereto as Exhibit H (the “Consulting Agreement”).

(g)           Parent Counsel Legal Opinion.  The Company shall have been furnished with the opinion of Ellenoff Grossman & Schole LLP, counsel to Parent, dated as of the Closing Date, substantially in the form attached hereto as Exhibit I.

(h)           Removal of Primary Stockholder as Guarantor on Certain Debt.  Prior to or simultaneously with the Closing, Primary Stockholder shall have been released as a guarantor from the following Company liabilities: (i) Dick Lee Corp. in the amount of approximately $189,625.00, (ii) Bridge Bank line of credit; and (iii) the Wells Fargo Bank Loan specifically relating to account number 16-75803560-0 (Obligation #109) in the amount of approximately $80,263.00.

Section 7.3             Additional Conditions to the Obligations of Parent.  The obligations of Parent to consummate and effect Agreement, each Other Document to which it is a part or signatory, the Merger and the transactions contemplated hereby and thereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

(a)           Representations, Warranties and Covenants.  Except as disclosed in the Company Disclosure Schedule dated as of the Execution Date (as amended by any Disclosure Schedule Update): (i) the representations and warranties of the Company and the Primary Stockholder in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time or, in the case of representations and warranties of the Company and the Primary Stockholder which speak specifically as of an earlier date, shall be true and correct as of such earlier date, except in each case, (A) for changes contemplated by the Agreement, or (B) where the failure to be true and correct has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect and (ii) the Company and the Primary Stockholder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company and the Primary Stockholder as of the Effective Time.

(b)           Company Officer’s Certificate.  Parent shall have been provided with a certificate executed on behalf of the Company by an authorized officer to the effect set forth in Section 7.3(a), substantially in the form attached hereto as Exhibit J.

(c)           Company Secretary Certificate.  Parent shall have received a duly executed certificate from the Secretary of the Company with respect to: (i) the certificate of incorporation, as certified by the Secretary of State of California as of a recent date, and bylaws of the Company, (ii) resolutions of the board of directors of the Company with respect to the authorizations of this Agreement and the other agreements contemplated hereby, (iii) a certificate of existence and good standing as of a recent date from the Secretary of State of the State of California and (iv) the incumbency of the executing officers of the Company, substantially in the form attached hereto as Exhibit K.

(d)           Legal Opinion.  Parent shall have been furnished with the opinion of Morgan, Franich, Fredkin & Marsh, counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit L.

(e)           Acceleration and Exercise of Options.  At the Closing, Parent shall have received satisfactory written evidence that the all Company Options outstanding as of the Execution Date have been exercised and are no longer outstanding as of the Closing Date.

(f)            Cancellation of Accrued Salaries.  At the Closing, Parent shall have received satisfactory written evidence that the accrued salaries referred to in Section 2.3(b)(ii) hereof shall have been canceled effective as of the Execution Date.

(g)           Lock-Up Agreement.  At the Closing the Primary Stockholder shall have entered into a lock-up agreement with Parent in the form attached hereto as Exhibit M.

(h)           Employment Agreement.  Walt Wriggens shall have duly executed and delivered to Parent the Employment Agreement.

(i)            Consulting Agreement.  Primary Stockholder shall have duly executed and delivered to Parent the Consulting Agreement.

(j)            Registration Rights Agreement.  At the Closing, the Primary Stockholder shall have duly executed and delivered to Parent the Registration Rights Agreement.

(k)           Facilities Lease Agreement.  At or prior to the Closing, the Company shall have entered into an amended lease agreement with Sunnyvale Industrials, its current landlord, for the premises located at 1050 Kifer Road, Sunnyvale, California 94086, on substantially the terms as set forth on Exhibit O attached hereto.

(l)            Resignations.  All current officers and directors of the Company shall have resigned in writing and delivered such written resignations to Parent.

(m)          Company Common Stock.  The holders of all shares of Company Common Stock shall have delivered original stock certificates representing such shares to Parent.

(n)           Company Material Adverse Effect.  No Company Material Adverse Effect shall have occurred since June 30, 2004.

(o)           Suppliers and Customers.  Parent shall have had an opportunity to meet with (which Parent agrees to do together with a designee of the Company) and satisfy itself, in its own discretion, as to the viability of ongoing relationships with such licensors, suppliers and customers of the Company.

(p)           Third Party Consents.  The Company shall have obtained all necessary consents from third parties.

(q)           Due Diligence Review.  Parent shall have, in its sole discretion, completed its due diligence review of all relevant matters relating to the Company and the Primary Stockholder, including, without limitation, financial, legal, business and other matters, to its satisfaction and the satisfaction of its counsel.

(r)            Agreements to Convert or Assume Certain Debt.  Simultaneously or prior to the Closing, the Company and Parent shall have entered into agreements, effective upon Closing, with the following debtholders, satisfactory to Parent, whereby each such debtholder will agree to either convert a portion of such debt into Parent Common Stock, cash or a combination thereof, or will agree to assign such debt to the Surviving Corporation: (i) Dick Lee Corp. in the approximate amount of $94,000; (ii) Sandra Pauly in the approximate amount of $77,250; (iii) Sunnyvale Industries in the approximate amount of $290,920; (iv) PDI in the amount of $125,000; (v) Krytek in the approximate amount of $125,000; (vi) certain vendors of the Company that have agreed to accept $52,478 in full satisfaction of approximately $85,558 in debt; (vii) Wells Fargo Bank Account #16-75803560-0 (Obligation Numbers 109, 117, 125, 232, 257 and 265) in the total amount of approximately $168,979.00.

(s)           Instruments and Possessions.  In order to effect the Merger, the Company and the Primary Stockholder shall have executed and/or delivered to Parent:

(i)            all Books and Records of the Company;

(ii)           such keys, lock and safe combinations and other similar items as Parent shall require to obtain full occupation, possession and control of the Company’s facilities;

(iii)          such changes relating to the bank accounts and safe deposit boxes of the Company as are being transferred to the Surviving Corporation;

(iv)          such other certificates, documents, instruments and agreements as Parent shall deem necessary in its reasonable discretion in order to effectuate the Merger and the other transactions contemplated herein, in form and substance reasonably satisfactory to Parent.

ARTICLE VIII.
TERMINATION

Section 8.1             Termination.  At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, and subject to Section 8.2 below, this Agreement may be terminated:

(a)           by mutual written consent duly authorized by each party’s Board of Directors;

(b)           After October 22, 2004, by either Parent or the Company, if the Closing shall not have occurred on or before such date (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

(c)           by Parent, if the Company or Primary Stockholder shall have materially breached any representation, warranty, obligation or agreement hereunder (other than a breach which has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect and such breach shall not have been cured within ten (10) business days of receipt by the Company or the Primary Stockholder, as the case may be, of written notice of such breach (describing the details of such breach);

(d)           by the Company and the Primary Stockholder, if: (A) Parent shall have materially breach any representation, warranty, obligation or agreement hereunder (other than a breach which has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect and such breach shall not have been cured within ten (10) business days of receipt by Parent of written notice of such breach (describing the details of such breach); provided, however, that the right to terminate this Agreement by Company and the Primary Stockholder under this Section 8.1(d) shall not be available to the Company where Company is at that time in breach of this Agreement, which breach has had, or would reasonably be expected to result in, a Company Material Adverse Effect, or (B) if one or more of the conditions to the Company’s obligation to consummate the transactions contemplated hereby specified in Sections 7.1 or 7.2 hereof is not satisfied or fails to occur; or

(e)           by either Parent or the Company and Primary Stockholder if: (A) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or (B) if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, except if such failure to receive the required approval is caused by the Primary Stockholder.

Section 8.2             Effect of Termination.

(a)           In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or the Primary Stockholder or their respective officers, directors, stockholders or Affiliates.  Provided, however, if the Company and/or the Primary Stockholder terminate this Agreement in accordance with Section 8.1, and prior to December 22, 2004 enters into an agreement for the acquisition of any shares of Company Common Stock or assets of the Company, not in the ordinary course of business with a party first contacted prior to September 22, 2004, the Company and/or the Primary Stockholder shall be liable to Parent for liquidated damages of $150,000.

(b)           In the event of termination of this Agreement by Parent, or by the Company and/or the Primary Stockholder, for any reason other than as provided in Section 8.1, this Agreement shall become null and void and the terminating party shall be liable to the non-terminating party for liquidated damages in an amount of $150,000.

Section 8.3             Expenses.  Except as specifically set forth in Section 2.3(b)(i) of this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

ARTICLE IX.

SURVIVAL; INDEMNIFICATION; CONFIDENTIALITY

Section 9.1             Survival.  Unless satisfied or terminated prior to the Effective Time in accordance with Article IX hereof, the agreements and covenants contained in this Agreement shall survive the Closing Date without limitation.  The representations and warranties contained in this Agreement shall survive the Closing Date for a period of eighteen (18) months, except that any representation or warranty of the Company and the Primary Stockholder contained in Section 3.14 (Taxes) shall survive until the expiration of one (1) year after the expiration of the applicable statute of limitations.

Section 9.2             Obligation of the Company and the Primary Stockholder to Indemnify.  Prior to the Effective Time, the Company and the Primary Stockholder agree,

jointly and severally, and after the Effective Time, the Primary Stockholder, jointly and severally, agree to indemnify, defend and hold harmless Parent and the Surviving Corporation (and their respective directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any: (i) inaccuracy in any representation or warranty of the Company and the Primary Stockholder contained in this Agreement, the Exhibits hereto or in the Company Disclosure Schedules or (ii) breach by the Company or the Primary Stockholder of any covenant or agreement contained in this Agreement.  Any Losses incurred by Parent or Surviving Corporation shall be satisfied as follows: (i) by the Cash Holdback, (ii) by the Parent Stock Holdback; and (iii) any Losses in excess of the Cash Holdback and the Parent Stock Holdback shall be satisfied by the Primary Stockholder.

Section 9.3             Limitations on Liability of Company and the Primary Stockholder. The indemnification obligations of the Company and the Primary Stockholder pursuant to the provisions of Section 9.2 shall be offset and limited as provided in this Section 9.3.

(a)           Parent and the Surviving Corporation shall be entitled to indemnification hereunder only when the aggregate of such Losses suffered or incurred by Parent and the Surviving Corporation exceeds a Athreshold amount@ of $30,000; provided, however, that once such Losses exceed such threshold amount, Parent and the Surviving Corporation shall be entitled to indemnification for all such Losses suffered or incurred by them (including the first $30,000 thereof) without regard to such threshold amount.

(b)           In the event a misrepresentation or breach of warranty or covenant is discovered by Parent and the Surviving Corporation and asserted by them after the Closing, the remedy of Parent and the Surviving Corporation shall be limited to indemnification as set forth in Section 9.2 hereof (as limited by the provisions set forth in this Section 9.3 or elsewhere in this Agreement), such remedy shall be the exclusive remedy to Parent and the Surviving Corporation for such misrepresentation or breach, and Parent and Surviving Corporation shall not be entitled to a rescission of this Agreement.

(c)           In the event that, notwithstanding the limitations contained in this Section 9.3 or elsewhere in this Agreement, Company and/or the Primary Stockholder nevertheless become liable to Parent and the Surviving Corporation under the provisions of this Agreement or otherwise, Company and/or the Primary Stockholder shall be entitled to a credit or offset against any such liability of an amount equal to the sum of: (i) the value of any net tax benefit realized (by reason of a tax deduction, basis reduction, shifting of income, credits and/or deductions or otherwise) by Parent and the Surviving Corporation in connection with the loss or damage suffered by Parent and the Surviving Corporation which forms the basis of Company and/or the Primary Stockholder= liability hereunder; and (ii) insurance recoveries by Parent and the Surviving Corporation.  Parent and Surviving Corporation agree that during the entire period for which the representations and warranties of Company and the Primary Stockholder survive the Closing, Parent and the Surviving Corporation will cause the Surviving Corporation to maintain liability insurance in coverage amounts not less than, and having coverage provisions comparable to, those maintained by the Company on the Effective Date.

(d)           In no event shall the aggregate amount of liability of Company and the Primary Stockholder under Section 9.2 (including but not limited to any and all liabilities for costs, expenses, and attorneys= fees paid or incurred in connection therewith or in connection with the curing of any and all misrepresentations or breaches of warranties or covenants under this Agreement) exceed the sum of the Initial Payment.

Section 9.4             Obligation of Parent to Indemnify.  Prior to the Effective Time, Parent agrees to indemnify, defend and hold harmless the Primary Stockholder and the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns), and after the Effective Time, the Primary Stockholder only, from and against any Losses based upon, arising out of or otherwise in respect of any: (i) inaccuracy in any representation or warranty of Parent contained in this Agreement or (ii) breach by Parent of any covenant or agreement contained in this Agreement.

Section 9.5             Notice and Opportunity to Defend.

(a)           Promptly after receipt by any Person entitled to indemnity under this Agreement (an “Indemnitee”) of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give written notice thereof (a “Claims Notice”) to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 9.2 or 9.3 (the “Indemnifying Party”).  The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b)           The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability.  If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability, provided, however, that the Indemnifying Party may settle or compromise any Asserted Liability without the consent of the Indemnitee so long as such settlement or compromise releases the Indemnitee and does not include any admission or statement of fault against the Indemnitee.  If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party.  Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying

Party.  In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability.  If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

Section 9.6             Confidentiality.

(a)           Any information concerning the Company disclosed to Parent or its Affiliates or their representatives or any information concerning Parent or its Affiliates disclosed to the Company and/or the Primary Stockholder, which has not been publicly disclosed, shall be kept strictly confidential by the Parties and shall not be disclosed or used by the recipients whether or not the Closing occurs and until publicly disclosed by the Party to which such information relates; provided, however, that the foregoing provision shall not prohibit disclosures by either Party of information that (i) was in the possession of a Party prior to the date hereof, provided that such information is not known by such Party to be subject to a confidentiality agreement, (ii) is or becomes generally available to the public other than as a result of a disclosure by a Party in violation of this Section 9.5, or (iii) a Party is required to disclose by Law, including in connection with any legal proceeding or in connection with the payment of Taxes.  Each Party hereto hereby agrees that no public announcements concerning the terms of this Agreement or concerning the transactions contemplated by this Agreement shall be made without the mutual consent of the Parties.  Notwithstanding the foregoing, Parent shall be entitled to issue a press release announcing the execution of this Agreement and the transactions contemplated hereunder.

(b)             The Company and the Primary Stockholder agree not to use any confidential information to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of Parent Common Stock (or other securities, warrants or other forms of convertible securities outstanding or other rights to acquire such securities) of Parent.  The Company, the Primary Stockholder and Parent acknowledge that: (i) a purpose of this Section 9.5(b) relating to confidentiality is so that Parent will be in compliance with Regulation FD promulgated by the Securities and Exchange Commission, and other applicable securities laws, and (ii) if the Company or the Primary Stockholder do not comply with the provisions of this Section 9.5(b), Parent may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect on the business of Parent.

ARTICLE X.
GENERAL PROVISIONS

Section 10.1           Amendment.  This Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

Section 10.2           Extension; Waiver.  At any time prior to the Effective Time any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of the other parties contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party granting such waiver or extension and only for the specific instance for which such waiver or extension was granted.

Section 10.3           Notices.  All notices, requests, demands, consents and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given and received to or by the party to whom the same is so given or made: (a) if delivered by hand, on the day it is so delivered against receipt, (b) if mailed via the United States mail, certified first class mail, postage prepaid, return receipt requested, on the fifth (5th) business days after it is mailed, (c) if sent by a nationally recognized overnight courier, on the business day after it is sent or (d) if sent by facsimile transmission, on the day it is so delivered (with confirmation of receipt), at the address or fax number of such party as set forth below, which address and fax number may be changed by notice to the other party hereto duly given as set forth herein):

if to Parent or Merger Sub, to:

Implant Sciences Corporation

107 Audubon Road

Wakefield, MA 01880

Telephone: (781) 246-0700

Fax No.:  (781) 246-3561

Attention:  Dr. Anthony Armini

with a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, New York 10017

Telephone: (212) 370-1300

Fax No.: (212) 370-7889

Attention: Barry I. Grossman, Esq.

if to the Company or the Primary Stockholder, to:

Core Systems Incorporated

1050 Kifer Road

Sunnyvale, CA 94086

Telephone: (408) 328-1340

Fax No.:  (408) 328-1346

Attention:  Donald Lindsey

with a copy to:

Morgan, Franich, Fredkin & Marsh

99 Almaden Blvd., Suite 1000

San Jose, CA 95113

Telephone: (408) 288-8288

Fax No.: (408) 288-8325

Attention:  Douglas J. Morgan

Section 10.4           Certain Interpretive Conventions.

(a)           In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries taken as a whole.

(b)           In this Agreement, any reference to a party’s “knowledge” means the actual knowledge of each of such party’s executive officers and directors, provided it shall be assumed that such executive officers and directors shall have made reasonable and customary inquiry of the matters presented.

(c)           In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the “ordinary course of business” means that such an action taken by or on behalf of such party shall not be deemed to have been taken in the “ordinary course of business” unless such action is taken in the ordinary course of such party’s normal day to day operations and is similar in nature and magnitude to actions customarily taken, without any separate or special authorization.

(d)           The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”

(e)           The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

(f)            The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Execution Date.

(g)           When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.

(h)           The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.5           Entire Agreement.  This Agreement, together with the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any other Person any rights or remedies hereunder.

Section 10.6           Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 10.7           Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 10.8           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to such state’s principles of conflicts of law.  Each of the parties hereto irrevocably consents to the jurisdiction of any federal or state court located within the State of Massachusetts, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Massachusetts for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.  THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.9           Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its attorneys’ fees and all other costs and expenses incurred in such action or suit.

Section 10.10         Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.11         Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

Section 10.12         Successors and Assigns.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 10.13         Counterparts; Facsimile Delivery.  This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Primary Stockholder, have each caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

IMPLANT SCIENCES CORPORATION

By:	/s/ Dr. Anthony Armini
Name: Dr. Anthony Armini
Title: Chief Executive Officer and President

C ACQUISITION CORP.

By:	/s/ Dr. Anthony Armini
Name: Dr. Anthony Armini
Title: Chief Executive Officer and President

CORE SYSTEMS INCORPORATED

By:	/s/ Donald Lindsey
Name: Donald Lindsey
Title: Chief Executive Officer

PRIMARY STOCKHOLDER:

/s/ Donald Lindsey
Donald Lindsey

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

SCHEDULE A

Defined Terms

When used in this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” or “Affiliates” of a specified Person is a Person or Persons that: (i) directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified or (ii) in the case of a natural person, is a spouse, linear ancestor or linear descendant of any such specified person or (iii) in the case of a natural person, is a legal representative or trustee of any such specified persons or (iv) is an officer, director, trustee, employee, stockholder, member, partner, principal or trust for the benefit of any entity or Person referred to in the preceding clauses (i), (ii) or (iii).

“Books and Records” shall mean all books and records produced by or in the possession of the Company or its accountants, attorneys or advisors pertaining to the Company, including, without limitation, those Books and Records pertaining to: (i) the Company Intellectual Property, (ii) the business of the Company, (iii) Persons in privity of contract with the Company, (iv) the products, products in development, proposed products, customers, distributors and suppliers of the Company, (v) minutes of stockholder and directors meetings, (vi) the Company Capital Stock and (vii) all financial statements, ledgers, spreadsheets, work papers, tax returns and other information relevant to the financial condition of the Company or such returns.

“Company Capital Stock” shall mean all outstanding shares of the Company’s Common Stock, all outstanding shares of Company Convertible Securities, all Company Options and all outstanding shares of any other capital stock of the Company immediately prior to the Effective Time.

“Company Common Stock” shall mean shares of the common stock, par value $0.01 per share, of the Company.

“Company Convertible Securities” shall mean any and all convertible securities of any type or any other rights to purchase or otherwise acquire shares of the Company Capital Stock, whether or not presently exercisable or subject to additional conditions prior to exercise.

“Company Disclosure Schedule” shall mean a separate disclosure schedule of the Company, dated as of the Execution Date and delivered by the Company to Parent prior to the execution and delivery of this Agreement and referring by section number to the representations and warranties in this Agreement.

“Company Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company; provided, however, that any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries as a whole in which the Company participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where the Company has material operations or sales shall not be taken into account in determining whether there has been or will be a Company Material Adverse Effect.

“Company Options” shall mean any and all warrants, options or other rights to purchase or otherwise acquire shares of the Company Capital Stock, whether or not presently exercisable or subject to additional conditions prior to exercise, under and pursuant to the Company’s 1999 Stock Plan or any other incentive plan or agreement adopted or entered into by the Company on or prior to the Effective Date (the “Company Stock Option Plan”).

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through: (i) the ownership of voting shares (ii) general partnership or managing member interests (iii) common directors or trustees or (iv) by contract or otherwise.

“Defined Benefit Plan” shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

“Environmental Approvals” shall mean all permits, licenses, authorizations and approvals required under Environmental Law with respect to the operation or conduct of its business or the ownership or operation of the Property and Facilities.

“Environmental Claim” shall mean all claims or causes of actions, whether or not asserted, including but not limited to claims by any person or Governmental Entity or other third party, alleging potential liability or responsibility for violation of any Environmental Law or any Environmental Approval or for threat or injury to the environment, health or safety, personal injury (including sickness, disease or death) or property or natural resource damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response action or costs, contribution, restitution, administrative civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon a Pre-Existing Environmental Condition.

“Environmental Law” shall mean any statute, law (including common law), treaty, ordinance, rule, regulation, code, policy, license, permit, consent, approval, judgment, order, administrative order or decision, decree or injunction of any Governmental Entity relating to the protection of human health or the environment (including air, water, soil and natural resources), or the generation, treatment, manufacturing, use, storage, handling, recycling, presence, release, disposal, transportation or shipment of any Hazardous Material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and all rules and regulations promulgated thereunder, each as amended from time to time.

“Facilities” shall mean all buildings and improvements on the Property.

“Hazardous Material” shall mean any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Entity or under any Environmental Law, including petroleum or petroleum products (including crude oil) and any derivative or by-products thereof, natural gas, synthetic gas and any mixtures thereof, or any substance that is or contains polychlorinated biphenyls (PCB’s), radon gas, urea formaldehyde, asbestos-containing materials (ACM) or lead.

“Intellectual Property” shall mean:

(i)            patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part, reissues and renewal applications), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any such jurisdiction; research and development data formulae, know-how, proprietary processes, algorithms, models and methodologies, technical information, designs, procedures, laboratory notebooks, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person;

(ii)           inventions and discoveries, whether patentable or not and whether or not reduced to practice, in any domestic or foreign jurisdiction;

(iii)          trademarks, service marks, trade names, brand names, certification marks, designs, logos and slogans, domain names, commercial symbols, business name registrations, domain names, trade dress and other indications of origin and general intangibles of like nature, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application;

(iv)          registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof;

(v)           writings and other works of authorship of any type (including the content contained on any web site), whether copyrightable or not, in any such jurisdiction; computer software (whether in source code or object code form), databases, compilations and data; and

(vi)          any other technology or intellectual property or proprietary or other rights therein of any type or nature.

“Law” or “Laws” shall mean any foreign, federal, state or local law, statute, order, rule, regulation, policy or guideline enacted, promulgated or administered, or judgments, holdings, decisions or orders entered by, any Governmental Entity.

“Liabilities” shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty, endorsement or cause of action of or by any Person, absolute or contingent, accrued or unaccrued, reserved or unreserved, due or to become due, liquidated or unliquidated.

“Liens” shall mean mortgages, pledges, claims, restrictions, infringements, liens, charges, encumbrances and security interests and claims of any kind or nature whatsoever.

“Member of the Controlled Group” shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Multiemployer Plan” shall mean a plan described in Section 3(37) of ERISA.

“Parent Common Stock” shall mean shares of the common stock of Parent, par value $.10 per share.

“Parent Disclosure Schedule” shall mean a separate disclosure schedule of the Parent, dated as of the Execution Date and delivered by Parent to the Company and the Primary Stockholder prior to the execution and delivery of this Agreement and referring by section number to the representations and warranties in this Agreement.

“Parent Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries as a whole in which Parent and its subsidiaries participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where the Parent or any of its subsidiaries has material operations or sales shall not be taken into account in determining whether there has been or will be a Parent Material Adverse Effect.

“Person” shall mean any individual or any foreign or domestic corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, any other business association or any trust or any other entity.

“Pre-Existing Environmental Condition” shall mean: (i) any presence or Release of any Hazardous Material at, on, under, from or to the Property or Facilities before or at Closing (and any migration therefrom, whether before or after Closing); (ii) any presence, Release or threatened Release of any Hazardous Material at, on, under, from or to any other location before or at Closing (and any migration therefrom, whether before or after Closing); and (iii) any other circumstances occurring before or at Closing forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or any Environmental Approval.

“Property” shall mean all real property leased or owned by the Company or its Affiliates or the Primary Stockholder in connection with the Company, in each case either currently or in the past.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

“Securities Act” shall mean the Securities Act of 1933, and all rules and regulations promulgated thereunder, each as amended from time to time.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person, or as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

The following capitalized terms are defined in the sections of this Agreement indicated below:

Term	Section
Accounts Payable	3.4(c)
Accounts Receivable	3.4(c)
Agreement	Preamble
AMEX	4.3(c)
Asserted Liability	9.4(a)
California Law	2.1
Cash Holdback	2.6(a)
Cash Holdback Period	2.6(a)
CERCLA	3.13(d)
Claims Notice	9.4(a)
Closing Balance Sheet	3.4
Closing Date	2.2
Closing	2.2
Company	Preamble
Company Authorizations	3.8
Company Convertible Securities	2.6(f)

Company Financial Statement	3.4(a)
Company Intellectual Property	3.10(a)
Company IP Agreements	3.11(a)
Company Preferred Stock	3.2
Company Products	3.11(a)
Company Series A Preferred Stock	3.2
Company Series B Preferred Stock	3.2
Confidential Information	6.3
Consulting Agreement	7.2(f)
Core Systems EBTDA Earnout Lock-Up	2.6(d)(ii)
Core Systems Initial Payment Lock-Up	2.6(d)(ii)
Delaware Certificate of Merger	2.3
Delaware Law	2.1
Development Activities	3.11(a)
Disclosure Schedule Update	6.1(d)
Earnout Period	2.6(b)
Earnout Shares	2.6(b)
EBTDA	2.6(b)
Effective Time	2.2
Employment Agreement	7.2(e)
Escrow Agent	2.6(a)
Execution Date	Preamble
FDA	3.11(b)
Governmental Entity	3.3(c)
Holdback Agreement	2.6(a)

Holdback Release	2.6(a)
Idemnifying Party	9.4(a)
Idemnitee	9.4(a)
“include; includes; including”	10.4(c)
“knowledge”	10.4(b)
Leased Premises	3.22(f)
Leases	3.22(f)
“made available”	10.4(e)
Material Contracts	3.20
“material”	10.4(a)
Merger Sub	Preamble
Merger	Recitals
“ordinary course of business”	10.4(c)
Other Document	3.3(d)
Parent	Preamble
Parent Balance Sheet Date	4.5
Parent Financial Documents	4.4
Parent Financing	7.1(c)
Parent SEC Documents	4.4
Parent Stock Holdback	2.6(a)
Parent Stock Holdback Period	2.6(a)
Parent Stock Holdback Shares	2.6(a)
Parties	Preamble
Party	Preamble
Plans	3.15(a)
Primary Stockholder	Preamble

Primary Stockholder	Preamble
Proceeding	3.7
Real Property	3.22(a)
Recourse Amounts	9.2(b)(ii)
Reference Balance Sheet Date	3.4(a)
Reference Balance Sheet	3.4(a)
Reference Income Statement	3.4(a)
Registration Rights Agreement	7.2(d)
SEC	2.11
Takeover Proposal	5.3
Termination Exemption	8.3(b)
Termination Fee	8.3(b)
“the date hereof”	10.4(f)
“the date of this Agreement”	10.4(f)

Exhibit A

CERTIFICATE OF MERGER

OF

CORE SYSTEMS INCORPORATED

AND

C ACQUISITION CORP.

It is hereby certified that:

1.                                       The constituent business corporations participating in the merger herein certified are:

(I)                                    Core Systems Incorporated, which is incorporated under the laws of the State of California; and

(II)                                C Acquisition Corp., which is incorporated under the laws of the State of Delaware.

2.                                       An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by Core Systems Incorporated in accordance with the laws of the State of its incorporation and by C Acquisition Corp. in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

3.                                       The name of the surviving corporation in the merger herein certified is C Acquisition Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4.                                       The Certificate of Incorporation of C Acquisition Corp., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5.                                       The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

107 Audubon Road, #5

Wakefield, Massachusetts 01880-1246

6.                                       A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.                                       The authorized capital stock of Core Systems Incorporated consists of 3,000,000 shares of common stock, no par value per share and 2,000,000 shares of preferred stock, no par value per share.

Executed on this 15th day of October 2004.

C ACQUISITION CORP.

By:
Name: Anthony J. Armini
Title: President and CEO

Exhibit B

NONE.

Exhibit C

List of Projects to receive Parent Capital Infusions post-closing

The projects and estimated capital expenditures below, if justified and approved by management, are intended to increase revenue and margins during the course of the 1st 12 months following the close.

1. Disk balancer and conditioner & clean room	$85,000
2. Krytek source conditioner for Sunnyvale Operation	$50,000
3. 1-Krytek source conditioner for Asian customer demonstrations	$65,000
4. eFab improvements including customer access, hardware and features	$75,000
$275,000

Exhibit D

IMPLANT SCIENCES CORPORATION

OFFICER’S CERTIFICATE

This Certificate is being delivered pursuant to Section 7.2(b) of the Agreement and Plan of Merger and Reorganization (the “Agreement”), dated October 13, 2004, by and among Implant Sciences Corporation (“Parent”), C Acquisition Corp., Core Systems Incorporated Inc. (the “Company”) and Donald W. Lindsey (the “Primary Stockholder”).  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned, Anthony J. Armini, President and Chief Executive Officer of Parent, hereby certifies to the Company and the Primary Stockholder as follows:

Except as disclosed in the Parent SEC Documents and the Parent Disclosure Schedule:

(A)          the representations and warranties of Parent in the Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time or, in the case of representations and warranties of Parent which speak specifically as of an earlier date, are true and correct as of such earlier date, except in each case, (1) for changes contemplated by the Agreement, or (2) where the failure to be true and correct has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect; and

(B)           Parent has performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent as of the Effective Time.

Dated as of October 15, 2004

Anthony J. Armini
President and Chief Executive Officer

Exhibit E

C ACQUISITION CORP.

CERTIFICATE OF SECRETARY

This Certificate is being delivered pursuant to Section 7.2(c) of the Agreement and Plan of Merger and Reorganization (the “Agreement”), dated October 13, 2004, by and among Implant Sciences Corporation (“Parent”), C Acquisition Corp. (“Merger Sub”), Core Systems Incorporated (the “Company”) and Donald W. Lindsey (the “Primary Stockholder”).  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

I, Diane Ryan, the duly elected and qualified Secretary of Merger Sub, do hereby certify to the Company and the Primary Stockholder as follows:

1.             Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of Merger Sub, including all amendments thereto, which Certificate of Incorporation is in full force and effect as of the date hereof.

2.             Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of Merger Sub in effect on the date hereof.

3.             Attached hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted by the board of directors of Merger Sub on October 13, 2004 relating to the transactions contemplated by the Agreement, which resolutions are in full force and effect and have not been amended, modified or rescinded.

4.             Attached hereto as Exhibit D is a true, correct and complete copy of a certificate of good standing issued by the Secretary of State of the State of Delaware with respect to Merger Sub issued on October 8, 2004.

5.             From my examination of the minute book and other pertinent records of the Merger Sub, the following named persons hold the following offices of Merger Sub, presently serving as such, and that the set forth opposite each name is the true signature of such person.

Name	Office	Signature
Anthony J. Armini	President and Chief Executive Officer
Diane Ryan	Secretary

IN WITNESS WHEREOF, the undersigned has executed this certificate this 15th day of October, 2004.

Diane Ryan
Secretary

I, Anthony J. Armini, President and Chief Executive Officer of Merger Sub, hereby certify that, as of the date hereof, Diane Ryan is the duly appointed and authorized Secretary of Merger Sub and that her signature above is her true signature.

IN WITNESS WHEREOF, I have hereunder signed my name as of this 15th day of October, 2004.

Anthony J. Armini President and Chief Executive Officer

Exhibit F

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of October 15, 2004, by and between Implant Sciences Corporation, a Massachusetts corporation (the “Company”) and each of the signatories listed on Exhibit A hereto (“Stockholder”).  All terms not defined herein shall have meaning as set forth in the Merger Agreement, as defined below.

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 13, 2004 (“Merger Agreement”), the Company has agreed to grant to the Stockholder the registration rights set forth herein.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Registration of Initial Shares.  Subject to the terms hereof, the Company proposes to use commercially reasonable efforts to register for resale all of the shares of Parent Common Stock issued pursuant to the Merger Agreement as part of the Initial Payment (“Initial Shares”) under the Securities Act (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor form) on Form S-3, or any other available form, on or before the expiration of the Core Systems Initial Lock-Up.

2.             Registration of Earnout Shares.  Subject to the terms hereof, the Company proposes to use commercially reasonable efforts to register for resale all of the Earnout Shares under the Securities Act (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor form) on Form S-3, or any other available form, on or before the expiration of the Core Systems EBTDA Earnout Lock-Up.

3.             Registration Procedures.  The Company shall use its commercially reasonable efforts to effect the registration and the sale of each of the Initial Shares and the Earnout Shares (the Initial Shares and the Earnout Shares shall be collectively referred to herein as the “Registrable Securities”) in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the SEC a registration statement with respect to: (i) the Initial Shares and use its commercially reasonable efforts to cause such registration statement to be filed with the Securities and Exchange Commission (the “Commission”) on or before ninety days from the Closing Date and to become effective on or before the expiration of the Core Systems Initial Lock-Up; and (ii) the Earnout Shares and use its commercially reasonable efforts to cause such registration statement to become effective on or before the expiration of the Core Systems EBTDA Earnout Lock-Up.

(b)           notify the holders of the Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to the holders of the Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of the Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of the Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by the holders thereof; provided, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)           notify the holders of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holders of the Registrable Securities, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)            cause all such Registrable Securities to be listed or quoted on each securities exchange or market on which similar securities issued by the Company are then listed;

(g)           enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Securities;

(h)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(i)            subject to Section 2(d) above, use its reasonable best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(j)            if the offering is underwritten, use its reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

3.             Registration Expenses.

(a)           Payment of Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions relating to the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.  The Company shall, in addition, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing or quoting the securities to be registered on each securities exchange or electronic market on which similar securities issued by the Company are then listed.

(b)           Payment of Registration Expenses by Holders of Registrable Securities.  To the extent Registration Expenses are not required to be paid by the Company (including, without limitation, any underwriting discounts or commissions that are the responsibility of the holders of Registrable Securities), each holder of the Registrable Securities shall pay those Registration Expenses allocable to the registration of the Registrable Securities so included, and any Registration Expenses not so allocable shall be payable by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

4.             Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify, to the extent permitted by law, the holders of the Registrable Securities and their agents and representatives against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein, results from the failure of the holder of Registrable Securities to provide information necessary for the registration statement to the Company, or by the holder of Registrable Securities’ failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

(b)           Indemnification by the holders of Registrable Securities.  In connection with any registration statement in which the holders of Registrable Securities is participating, the holders of Registrable Securities shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto resulting from such information provided by the holders of Registrable Securities or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and not provided by the holders of Registrable Securities; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the holders of Registrable Securities from the sale of Registrable Securities pursuant to such registration statement.

(c)           Procedure For Indemnification.  Any Person entitled to indemnification hereunder shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  Notwithstanding anything in this Section 4(c) to the contrary, in the event the Company determines, in good faith, that a claim materially affects the interests of the Company, the Company may solely control the defense of such claim with counsel reasonably satisfactory to the Company.  In the event the Company is an indemnified party pursuant to this Section 4, the indemnifying party may be subject to liability if the Company settles a claim in good faith and in a reasonable manner.

5.             Definitions.

(a)           The term “Common Stock” means the shares of common stock, par value $.001 per share, of the Company.

(b)           The term “Person” means any individual, Company, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

(c)           The term “Registrable Securities” means all shares of Parent Common Stock included in the Initial Shares and the Earnout Shares; provided, however, that as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) all Registrable Securities owned by a holder thereof may be resold in a single 90-day period pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iv) they become available for sale under Rule 144(k) under the Securities Act (or any similar rule then in force), or (v) they shall have ceased to be outstanding.

(d)           The term “SEC” mean the United Stated Securities and Exchange Commission.

(e)           The term “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

(f)            The term “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

6.             Miscellaneous.

(a)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)           Amendments And Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Stockholder.

(c)           Successors And Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.  Upon any transfer of Registrable Securities, the holder of the Registrable Securities shall use its best efforts to have the new holder of Registrable Securities sign a joinder agreement pursuant to which such transferee shall agree to be bound by the terms of this Agreement applicable to the holder of such Registrable Securities, provided that, even in the absence of such joinder agreement, by taking and holding such Registrable Securities, such new holder shall be conclusively deemed to have agreed to be bound by the terms hereof applicable to such new holder.

(d)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e)           Counterparts; Facsimile Transmission.  This Agreement may be executed in counterparts, which taken together shall constitute one and the same Agreement.   Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of the other party to this Agreement.

(f)            Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(g)           Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the State of Massachusetts, without regard to its conflicts of laws principles.

(h)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in conformance with the applicable provisions of the Merger Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IMPLANT SCIENCES CORPORATION

By:
Name: Anthony J. Armini
Title: President and Chief Executive Officer

Exhibit G

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of October 15, 2004 by and between Walt Wriggins (“Employee”) and C Acquisition Corp. (the “Company”), a Delaware corporation.

WHEREAS, the Company is engaged in the business of providing ion implantation services;

WHEREAS, as of the date hereof, Core Systems Incorporated, a California corporation (“Core”) has been acquired by Implant Sciences Corporation, a Massachusetts corporation (“IMX”) by merger, with the result being that Core is now a wholly-owned subsidiary of IMX; and

WHEREAS, in light of the foregoing, the Company and Employee are willing to commence an employment relationship, on the terms, conditions and covenants set forth in this Agreement.

NOW, THEREFORE, in consideration of Employee’s commencement of employment with the Company, the mutual covenants contained herein and other good and valuable consideration, receipt of which Employee and the Company hereby acknowledge, Employee and the Company agree, as follows:

1.             Position.  Employee agrees to employment with the Company in the position of Vice President of Business Development/Operations of the Company.  Employee further agrees to perform the job duties and to carry out the responsibilities of that position, as reasonably determined by the Chief Executive Officer of the Company from time to time or the Board of Directors of the Company consistent with the customary duties of such position and the Bylaws of the Company (the “Board of Directors”).  Employee shall report to the Chief Executive Officer of the Company and/or IMX.

2.             Employee’s Effort.  Employee shall perform his duties in the capacity as an employee and in such capacity shall spend the necessary working time and best efforts, skill and attention to his position and to the business and interests of the Company.  Employee shall be primarily responsible for Semicondutor operations.

3.             Base Salary; Bonus; Benefits.

(a)           Base Salary.  The Company shall pay Employee compensation for services rendered in the amount of no less than                      per annum (the “Base Salary”), payable on a bi-weekly basis or otherwise in accordance with the Company’s standard policies.  Employee’s Base Salary may be subject to annual increases as determined by the Board of Directors of the Company in its sole discretion.

(b)           Signing Bonus.  As of the date hereof, IMX shall grant 50,000 options (“Options”) to purchase shares of its common stock pursuant to the IMX Stock Option Plan, each at an exercise price of $            per share (closing price of IMX common stock on the day of signing of this agreement).  The Options shall vest as follows: 1/3 during each of the next 3 years.

(c)           Optional Bonus.  Employee shall also be elligible to receive a cash bonus for each Company fiscal year of up to twenty-five percent (25%) of the Base Salary, which bonus shall be granted in the sole and absolute discretion of the Board of Directors or a designated committee thereof.

(d)           Other Compensation and Benefits.  In addition, Employee shall receive such additional compensation or other benefits as are provided to Company employees generally and similarly-situated Company employees specifically (including, without limitation, three (3) weeks paid vacation and days off administered in accordance with prevailing Company policy), or as may be determined in the sole and absolute discretion of the Board of Directors or a designated committee thereof.  Furthermore, Employee shall be reimbursed for expenses properly documented as per the Company’s policy.

4.             Term; Termination.  Unless earlier terminated under this Section 4, this Agreement and the status and obligations of Employee thereunder as an employee of the Company (except as provided for below) shall be effective for a period ending on October 14, 2005 (the “Initial Term”) and, after the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and, collectively with all Renewal Terms and the Initial Term, the “Term”) unless, prior to the expiration of the Initial Term, either party gives thirty (30) days’ prior written notice of its intention not to renew this Agreement at the conclusion of the next Renewal Term.  Termination of this Agreement shall not, in any event, affect any rights that Employee may have been specifically granted to Employee by the Board of Directors or a designated committee thereof pursuant to any of the Company’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) any other employee benefit plans sponsored by the Company, it being understood that no such rights are granted hereunder.  In addition, notwithstanding the expiry or termination of this Agreement pursuant to this Section 4 or otherwise, Employee’s rights and obligations under Sections 5 through 14 inclusive of this Agreement shall survive the such termination or expiration of this Agreement in accordance with the terms of such Sections.

(a)           Death.  This Agreement shall automatically terminate upon the death of Employee and all of his rights hereunder, including the rights to receive compensation and benefits, except as otherwise required by law, shall terminate.

(b)           Termination with Notice by Either Party.  The Company or Employee may terminate this Agreement for any reason or no reason upon thirty (30) days prior written notice to the other.  If Employee terminates this Agreementpursuant to this Section 4(b), the Company shall have no further obligations to Employee following termination.  If the Company terminates this Agreement pursuant to this Section 4(b), the Company shall have no further obligations to Employee following termination except that Company shall be obligated to pay, as severance pay, Employee’s Base Salary for the balance of the Term in accordance with Section 3(a) above.

(c)           Termination for Good Cause.  As used herein “Good Cause” shall mean any one or more of the following as determined in the reasonable discretion of the Company:

(1)           a continuing material breach or material default (including, without limitation, any material deriliction of duty) by Employee of the terms of this agreement, or any related agreement which is an Exhibit hereto, except for any such breach or default which is caused by the physical disability of Employee (as determined by a neutral physician);

(2)           gross negligence, willful misfeasance or breach of fiduciary duty by Employee;

(3)           the commission by Employee of an act of fraud, embezzlement or any felony or crime of dishonesty in connection with Employee’s duties; or

(4)           conviction of Employee of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Employee’s duties hereunder.

In the event of a termination by the Company for Good Cause, the Company will pay the Employee the Base Salary earned and expenses reimbursable under this Agreement incurred through the date of the Employee’s termination, and shall have no further responsibility for termination or other payments to Employee.

(d)           Termination for Good Reason.  Employee may terminate his employment under this Agreement at any time for “Good Reason.”  In case of termination hereof by the Employee for Good Reason, the Company shall pay Employee a one-time cash severance payment equal to Employee’s remaining Base Salary that the Company would have been obligated to pay had this Agreement expired at the end of its then current Term (it being agreed that the Company may condition payment of such severence amount upon its receipt of a general release by Employee in the form reasonably acceptable to the Company and Employee) and Employee shall maintain any rights that Employee may have been specifically granted to Employee pursuant to any of the Company’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) any other employee benefit plans sponsored by the Company.  Following the payment of severance, the Company shall have no further obligations to Employee following termination, other than pursuant to Section 3(a) above.

For purposes of this Agreement, the term “Good Reason” means, in each case without the consent of Employee:

(1)           any material diminution  in the office, title, duties, powers, authority or responsibilities, which diminution is not corrected within thirty (30) days after the Company receives written notice thereof from Employee;

(2)           Employee’s place of work is moved more than seventy-five (75) miles from the Company’s current location in Sunnyvale, California;

(3)           (A) the Company fails to pay Employee his Base Salary in accordance with generally applicable Company policy or (B) Employee’s Base Salary is decreased without consent of Employee, which failure or decrease is not corrected within thirty (30) days after the Company receives written notice thereof from Employee; or

(4)           Employee is discriminatorily denied material benefits under the Company’s prevailing policies and plans, which denial is not corrected within thirty (30) days after the Company receives written notice thereof from Employee.

5.             Confidentiality.  Employee shall keep confidential, except as the Company and IMX may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time during the term of this Agreement and for a period of five (5) years thereafter, any trade secrets, knowledge, data or other confidential, secret or proprietary information of the Company or IMX relating to inventions, products, processes, knowledge, know how, technical or other data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company, IMX or any of their clients, customers, consultants, licensees, subsidiairies or affiliates which Employee may produce, obtain or otherwise learn of during the course of Employee’s performance of services and after its termination (collectively “Confidential Information”), provided that the term “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Employee.  Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company.  The terms of this paragraph shall survive termination of this Agreement.  Employee agrees to execute the Confidentiality and Intellectual Property Agreement attached as Exhibit A hereto (the “Confidentiality Agreement”).

6.             Return of Confidential Material.  Upon the completion or other termination of Employee’s services for the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature (electronic or otherwise) describing, including or pertaining to any Confidential Information, and Employee will not take with him any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of his services.  The terms of this paragraph shall survive termination of this Agreement.

7.             Assignment and Disclosure of Inventions.  Employee shall assign and transfer to the Company his entire right, title and interest in and to all Inventions (as defined in the Confidentiality Agreement) and disclose to the Company all Inventions in accordance with the terms set forth in the Confidentiality Agreement.  The terms of this paragraph shall survive termination of this Agreement.

8.             Execution of Documents.  During the term of this Agreement and thereafter, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may reasonably determine necessary or desirable to apply for and obtain letters, patents, and copyrights on Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.  The terms of this paragraph shall survive termination of this Agreement.

9.             Maintenance of Records.  Employee will keep and maintain adequate and current written records of all Inventions made or conceived by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), and shall deliver such records promptly to the Company at the Company’s request, whether made solely by Employee or jointly with others, which records shall be available to and remain the sole property of the Company at all times.

10.           Prior Inventions.  It is understood that all Inventions, if any, patented or unpatented, which Employee made prior to the date that the Company and Employee entered into this Agreement, are excluded from the scope of this Agreement.  To preclude any possible uncertainty, Employee has set forth on Exhibit A to the Confidentiality Agreement a complete list of all such prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation a current or previous contracting party).  If no items are included on Exhibit A to the Confidentiality Agreement, Employee has no such prior inventions.  Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such invention or idea.  In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas.  The terms of this paragraph shall survive termination of this Agreement.

11.           Competition.  Employee will not do, or intend to do, any of the following, either directly or indirectly, during Employee’s employment with the Company and during the period of two (2) years after Employee’s cessation of employment with the Company, anywhere in the world.  In the event that a court of competent jurisdiction determines that Employee improperly competes with the Company in violation of this Section 11, the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction:

(a)           For purposes of this Agreement, “Competitive Activity” shall mean the development, manufacture, sale, license, packaging or marketing of the following technologies (or products incorporating such technologies): (i) ion implantation service or supervising; and (ii) any technology or product which Employee was actively and directly participating in on behalf of the Company or any subsidiary or parent of the Company or joint venture in which the Company is participating at the time of termination (it being understood, for the avoidance of doubt, that the words “actively and directly” shall not include Employee’s actions in a merely supervisory capacity).

(b)           Employee agrees that, during the time frames described herein, he shall not, directly or indirectly, own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company, business, entity, agency or organization (or a discrete business unit within any such entity) whose primary business purpose is to engage in a Competitive Activity.

(c)           Employee shall not solicit or perform services in connection with any Competitive Activity for any prior or current customers of the Company or any entities with which the Company has undertaken joint developmental activities; or

(d)           Employee shall not knowingly solicit for employment (or, following such solicitation, employ) any then current employees employed by the Company without the Company’s consent.

Employee and Company agree that the phrase “Employee’s cessation of employment with the Company” as used in this Agreement, refers to any separation from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or Employee.  Nothing in this Agreement shall preclude him from employment at a not-for-profit or governmental institution, provided that no for-profit business involved in ion implantation services directly or indirectly derives a benefit from Employee’s employment.

12.           Other Obligations.

(a)           Employee acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work.  Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

(b)           Employee acknowledges that all of Employee’s obligations under this Agreement (but not including the restrictive covenants contained herein) shall be subject to any applicable agreements with, and policies issued by the Company to which Employee and all other similarly-situated employees are subject.

13.           Trade Secrets of Others.  Employee represents that his performance of all the terms of this Agreement as employee to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or allow the Company to use, any confidential or proprietary information or material belonging to any other person or entity.  Employee will not enter into any agreement, either written or oral, which is in conflict with this Agreement.

14.           Injunctive Relief.  Employee acknowledges that any breach or attempted breach by Employee of paragraphs 5 through 13 of this Agreement shall cause the Company irreparable harm for which any adequate monetary remedy does not exist.  Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

15.           Reasonable Terms.  Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

16.           Modification.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company.  Any subsequent change or changes in Employee’s relationship with the Company or Employee’s compensation shall not affect the validity or scope of this Agreement.

17.           Entire Agreement.  Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof, it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings with the Company or any officer or representative thereof.  Each party to the Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of the Agreement.

18.           Severability.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof.  It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

19.           Successors and Assigns.  This Agreement shall be binding upon Employee’s heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

20.           Governing Law.  This Agreement shall be governed by the laws of the State of Massachusetts except for any conflicts of law rules thereof that might direct the application of the substantive law of another state.

21.           Counterparts.  This Agreement may be signed in counterparts and delivered by facsimile transmission, and each such counterpart shall be deemed an original and all of which shall together constitute one agreement.

22.           Arbitration.  Except as provided for in Section 14 hereof, in the event that the Company or Employee, his spouse or any other person claiming benefits on behalf of or through Employee, has a dispute or claim based upon this Agreement including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in San Jose, California.  Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement.  Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law.  The expenses of the arbitrator will be paid 50% by the Company and 50% by Employee, his spouse or other person, as the case may be, provided that the arbitrator shall be free to apportion such fees between the parties as he/she may determine in their discretion as permitted by the AAA rules of arbitration.  The parties agree that this arbitration provision does not apply to the right of Employee to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission or any other agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency.

23.           No Waiver.  No waiver by the Company of any breach of this Agreement by Employee shall constitute a waiver of any subsequent breach.

24.           Notice.  Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such othis address as shall have been designated by written notice by such party to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first forth above.

C ACQUISITION CORP.

By:
Name: Anthony J. Armini

Title: President and CEO

Walt Wriggins

[Signature Page to Employment Agreement]

Exhibit A

Form of Confidentiality and Intellectual Property Agreement

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

This CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into effective for all purposes as of October 15, 2004 by Walt Wriggins (“Employee”) in favor of C Acquisition Corp., a Delaware corporation (the “Company”).

In consideration and as a condition of Employee providing services to the Company pursuant to that certain Employment Agreement, dated as of the date hereof, between Employee and the Company (the “Employment Agreement”), Employee hereby agrees as follows:

1.             Confidentiality.  At all times, Employee shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to performance by Employee of services for the Company, any trade secrets, confidential information, knowledge, data or other information of the Company or its parent corporation Implant Sciences Corporation (“IMX”), relating to products, processes, know-how, technical data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company, IMX or any of its clients, customers, consultants, licensees or affiliates (collectively, the “Confidential Information”), which Employee may produce, obtain or otherwise learn of during the course of his performance of services and after the expiration or termination of the Employment Agreement.  The “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Employee.  Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company.

2.             Return of Confidential Material.  Upon the expiration or termination the Employment Agreement, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Employee, and Employee will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of the services provided under the Employment Agreement or otherwise.

3.             Assignment of Inventions and Moral Rights.

(a)           Employee hereby assigns and transfers to the Company, on a perpetual, worldwide and royalty-free basis, his entire right, title and interest in and to all Inventions.  As used in this agreement, the term  “Inventions” shall mean all ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) which: (i) occur or are conceived during the period in which Employee performs services for the Company pursuant to the Employment Agreement and (ii) which relate in any manner to ion implantation and/or derivatives thereof (“Delivery Technologies”), or result from any task assigned to or undertaken by Employee or any work performed by Employee for or on behalf of the Company or any of its affiliates.

1

(b)           Employee hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Employee may have in any Inventions.  Employee also hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all Moral Rights which Employee may have in any Inventions, even after expiration or termination of the Employment Agreement.  For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

4.             Disclosure of Inventions.  In connection with all Inventions contemplated by Section 3 hereof:

(a)           Employee will disclose all Inventions promptly in writing to the Chief Executive Officer of the Company in order to permit the Company to enforce and perfect the rights to which the Company is entitled under this Agreement;

(b)           Employee will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Employee will preserve all Inventions as Confidential Information in accordance with the terms hereof; and

(c)           Upon request, Employee will assist the Company or its nominee (at the Company’s expense) during and at any time during or subsequent to the performance of services by Employee for the Company in every reasonable way in obtaining for the Company’s own benefit patents and copyrights for all Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Employee will execute such papers and perform such lawful acts as the Company deems to be necessary to allow the Company to exercise all rights, title and interest in such patents and copyrights.

5.             Execution of Documents.  In connection with this Agreement, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents and copyrights and assignments of all Inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent and copyrights on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

6.             Maintenance of Records.  Employee will keep and maintain adequate and current written records of all Inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.             Prior Inventions.  It is understood that all ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, which Employee made prior to the time the Company and Employee began to consider any possible performance of services contemplated by the Employment Agreement (herein referred to as “Excluded Inventions”) are excluded from the definition of Inventions as used herein.  Set forth on Exhibit A attached hereto is a complete list of all Excluded Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party).  The list is complete and if no items are included on Exhibit A, Employee shall be deemed to have no such prior inventions within the definition of Inventions. Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the

2

Company which appears to threaten or conflict with proprietary rights Employee claims in any such Invention or idea.  In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas.

8.             Other Obligations.  Employee acknowledges that the Company, from time to time, may have agreements with other persons or entities or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

9.             Trade Secrets of Others.  Employee represents that his performance of all the terms of this Agreement and the Employment Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity.  Employee will not enter into any agreement, either written or oral, in conflict herewith.

10.           Non-Solicitation.  Employee agrees that he will not, without the prior written consent of the Company, at any time during the term of the Employment Agreement or for a period of two (2) years from the date of the expiration or termination of the Employment Agreement for whatever reason, either individually or through any entity controlled by Employee, and either on Employee’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, knowingly solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any person who is an employee of the Company as of the date of the expiration or termination of the Employment Agreement or was an employee of the Company at any time during the two (2) years prior to the the expiration or termination of the Employment Agreement.  Employee further agrees that, should Employee be approached by a person who Employee has actual knowledge was an employee of the Company or any subsidiary or joint venture thereof during the period while Employee was employed by the Company, Employee will not offer to nor employ or retain (or refer to a third party) as an employee, independent contractor or agent any such person for a period of two (2) years following the expiration or termination of the Employment Agreement.

11.           Injunctive Relief.  Employee acknowledges that any breach or attempted breach by Employee of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist.  Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

12.           Modification.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company.  Any subsequent change or changes in the relationship between the Company and Employee or in Employee’s compensation by the Company shall not affect the validity or scope of this Agreement.

13.           Reasonable Terms.  Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

3

14.           Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

15.           Severabilitv.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof.  It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

16.           Successors and Assigns.  This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Employee and is for the benefit of the Company, its successors and assigns.  Employee may not assign Employee’s rights or delegate Employee’s duties under this Agreement or the Employment Agreement either in whole or in part without the prior written consent of the Company.  Any attempted assignment or delegation without such consent will be null and void.

17.           Governing Law.  This Agreement shall be governed by the laws of the State of Massachusetts, except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

[Signature Page Follows]

4

EXECUTED as of the date set forth below.

Walt Wriggins	Witness
Print Name:

Dated: October 15, 2004

Accepted and Agreed:

C ACQUISITION CORP.

By:
Name: Anthony J. Armini
Title: President and Chief Executive Officer

[Signature Page to Confidentiality and Intellectual Property Agreement]

5

EXHIBIT A TO

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

PRIOR INVENTIONS WITHIN THE SCOPE OF ASSIGNMENT

The following is a complete list of all inventions or improvements patented or, unpatented, that have been made or conceived or first reduced to practice by the undersigned alone or jointly with others prior to the time the Company and the undersigned first began to consider the undersigned’s performance of services for the Company.  The undersigned desires to remove the inventions and improvements listed, if any, from the operation of the foregoing Agreement.

Check one:

No inventions or improvements.

As follows:

Additional sheets attached.

Dated:	October 15, 2004
Walt Wriggins

6

Exhibit H

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is made and entered effective for all purposes as of the 15th day of October 2004, by and between C Acquisition Corp., a Delaware corporation (the “Company”) and Teknet Marketing and Management, Inc., a California corporation (“Teknet” or “Consultant”) of which Donald W. Lindsey (“Lindsey”) is the sole officer and director.  All references to Consultant herein shall specifically include Lindsey.

2  R E C I T A LS

WHEREAS, the Company is engaged in the business of providing ion implantation services;

WHEREAS, as of the date hereof, Core Systems Incorporated, a California corporation (“Core”) has been acquired by Implant Sciences Corporation, a Massachusetts corporation (“IMX”) by merger, with the result being that Core is now a wholly-owned subsidiary of IMX;

WHEREAS, Lindsey shall perform all of the consulting services described hereunder on behalf of Teknet; and

WHEREAS, the Company desires to engage Consultant to perform consulting services and Consultant desires to be engaged by the Company to perform consulting services.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

25.           Consulting Services.  The Company hereby retains the Consultant to perform technical and related consulting services with respect to the Company’s business.  Consultant hereby agrees to act as such in accordance with the terms hereof, represents that he has the knowledge and experience to perform such services and warrants that he will perform such services in accordance with the highest commercial standards.

26.           Consulting Fees.  As compensation for services rendered, Consultant shall invoice the Company $12,000 at the end of each month of service during the Term, as defined below.  The Company shall pay Consultant within 10 days of invoice.  Consultant shall not be entitled to any benefits as an employee, which an employee of the Company may be entitled to receive.

27.           Term; Termination.  Unless earlier terminated under this Section 3, this Agreement and the status and obligations of Consultant thereunder as a consultant of the Company (except as provided for below) shall be effective for a period ending on October 14, 2005 (the “Term”).  In addition, notwithstanding the expiry or termination of this Agreement pursuant to this Section 3 or otherwise, Consultant’s rights and obligations under Sections 4 through 13 inclusive of this Agreement shall survive such termination or expiration of this Agreement in accordance with the terms of such Sections.

(e)           Death.  This Agreement shall automatically terminate upon the death of Lindsey and all of the Consultant’s rights hereunder, including the right to receive compensation shall terminate.

(f)            Termination with Notice by Either Party.  The Company or Consultant may terminate this Agreement for any reason or no reason upon thirty (30) days prior written notice to the other.  The Company shall have no further obligations to Consultant following termination if this Agreement is terminated by Consultant pursuant to this Section 3(b).  If the Company terminates this Agreement pursuant to this Section 3(b), the Company shall have no further obligations to Consultant following termination, except that Company shall be obligated to pay Consultant compensation for the balance of the Term pursuant to Section 2 above.

28.           Confidentiality.  Consultant shall keep confidential, except as the Company and IMX may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time during the term of this Agreement and for a period of five (5) years thereafter, any trade secrets, knowledge, data or other confidential, secret or proprietary information of the Company or IMX relating to inventions, products, processes, knowledge, know how, technical or other data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company, IMX or any of their clients, customers, consultants, licensees, subsidiairies or affiliates which Consultant may produce, obtain or otherwise learn of during the course of Consultant’s performance of services and after its termination (collectively “Confidential Information”), provided that the term “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Consultant.  Consultant shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company.  The terms of this paragraph shall survive termination of this Agreement.  Consultant agrees to execute the Confidentiality and Intellectual Property Agreement attached as Exhibit A hereto (the “Confidentiality Agreement”).

29.           Return of Confidential Material.  Upon the completion or other termination of Consultant’s services for the Company, Consultant shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature (electronic or otherwise) describing, including or pertaining to any Confidential Information, and Consultant will not take with him any description containing or pertaining to any Confidential Information which Consultant may produce or obtain during the course of his services.  The terms of this paragraph shall survive termination of this Agreement.

30.           Assignment and Disclosure of Inventions.  Consultant shall assign and transfer to the Company his entire right, title and interest in and to all Inventions (as defined in the Confidentiality Agreement) and disclose to the Company all Inventions in accordance with the terms set forth in the Confidentiality Agreement.  The terms of this paragraph shall survive termination of this Agreement.

31.           Execution of Documents.  During the term of this Agreement and thereafter, Consultant will execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may reasonably determine necessary or desirable to apply for and obtain letters, patents, and copyrights on Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.  The terms of this paragraph shall survive termination of this Agreement.

32.           Maintenance of Records.  Consultant will keep and maintain adequate and current written records of all Inventions made or conceived by Consultant (in the form of notes, sketches, drawings and as may be specified by the Company), and shall deliver such records promptly to the Company at the

8

Company’s request, whether made solely by Consultant or jointly with others, which records shall be available to and remain the sole property of the Company at all times.

33.           Prior Inventions.  It is understood that all Inventions, if any, patented or unpatented, which Consultant made prior to the date that the Company and Consultant entered into this Agreement, are excluded from the scope of this Agreement.  To preclude any possible uncertainty, Consultant has set forth on Exhibit A to the Confidentiality Agreement a complete list of all such prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation a current or previous contracting party).  If no items are included on Exhibit A to the Confidentiality Agreement, Consultant has no such prior inventions.  Consultant will notify the Company in writing before Consultant makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Consultant claims in any such invention or idea.  In the event of Consultant’s failure to give such notice, Consultant will make no claim against the Company with respect to any such inventions or ideas.  The terms of this paragraph shall survive termination of this Agreement.

34.           Competition.  Consultant will not engage in, or intend to engage in, any Competitive Activity, as defined below, either directly or indirectly, during the Term and during the period of two (2) years after the expiration of the Term, anywhere in the world.  Additionally, Consultant will not engage in, or intend to engage in, any Non-Competitive Activity, as defined below, either directly or indirectly, during the Term.  In the event that a court of competent jurisdiction determines that Consultant improperly competes with the Company in violation of this Section 10, the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction:

(e)           For purposes of this Agreement, “Competitive Activity” shall mean the development, manufacture, sale, license, packaging or marketing of the following technologies (or products incorporating such technologies): (i) ion implantation serivce; and (ii) any technology or product which Consultant was actively and directly participating or supervising in on behalf of the Company or any subsidiary or parent of the Company or joint venture in which the Company is participating at the time of termination (it being understood, for the avoidance of doubt, that the words “actively and directly” shall not include Consultant’s actions in a merely supervisory capacity).

Notwithstanding the foregoing, the parties agree that Competitive Activity shall not include, and Consultant shall not be restricted from, engaging in the design, development, manufacture or marketing of new equipment or devices used in the ion implantation process (“Non-Competitive Activity”).  Consultant agrees to notify and afford IMX the opportunity to participate in any new venture formed by Consultant to conduct such activities.

(f)            Consultant agrees that, during the time frames described herein, he shall not, directly or indirectly, own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company, business, entity, agency or organization (or a discrete business unit within any such entity) whose primary business purpose is to engage in a Competitive Activity, including, but not limited to, enagaging in any such above-described activities with Innovion Corporation.

(g)           Consultant shall not solicit or perform services in connection with any Competitive Activity for any prior or current customers of the Company or any entities with which the Company has undertaken joint developmental activities; or

9

(h)           Consultant shall not knowingly solicit for employment (or, following such solicitation, employ) any then current employees employed by the Company without the Company’s consent.

Consultant and Company agree that the phrase “Consultant’s cessation of consulting services with the Company” as used in this Agreement, refers to any separation from his consulting for the Company either voluntarily or involuntarily or whether the separation is at the behest of the Company or Consultant.  Nothing in this Agreement shall preclude him from consulting for or employment at a not-for-profit or governmental institution, provided that no for-profit business involved in ion implantation services directly or indirectly derives a benefit from Consultant’s services.

35.           Other Obligations.  Consultant acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work.  Consultant will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

36.           Trade Secrets of Others.  Consultant represents that his performance of all the terms of this Agreement as a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust, and Consultant will not disclose to the Company, or allow the Company to use, any confidential or proprietary information or material belonging to any other person or entity.  Consultant will not enter into any agreement, either written or oral, which is in conflict with this Agreement.

37.           Injunctive Relief.  Consultant acknowledges that any breach or attempted breach by Consultant of paragraphs 4 through 12 of this Agreement shall cause the Company irreparable harm for which any adequate monetary remedy does not exist.  Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

38.           Reasonable Terms.  Consultant acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Consultant with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

39.           Tax Reimbursement.  In the event that the Internal Revenue Service (“IRS”), or any state or local tax authority, determines that the relationship between the Consultant and the Company is that of an employer/employee, and the Company becomes liable for taxes, penalties and/or interest for amounts that should have been withheld from the Consultant’s compensation or paid by the Company to the IRS, or any state or local tax authority, by the Company if Consultant had been an employee, Consultant shall immediately reimburse the Company for any and all such amounts.

40.           Modification.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Consultant and by the Company.  Any subsequent change or changes in Consultant’s relationship with the Company or Consultant’s compensation shall not affect the validity or scope of this Agreement.

41.           Entire Agreement.  Consultant acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof, it is Consultant’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings with the

10

Company or any officer or representative thereof.  Each party to the Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of the Agreement.

42.           Severability.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof.  It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

43.           Successors and Assigns.  This Agreement shall be binding upon Consultant’s heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

44.           Governing Law.  This Agreement shall be governed by the laws of the State of Massachusetts, except for any conflicts of law rules thereof that might direct the application of the substantive law of another state.

45.           Counterparts.  This Agreement may be signed in counterparts and delivered by facsimile transmission, and each such counterpart shall be deemed an original and all of which shall together constitute one agreement.

46.           Arbitration.  Except as provided for in Section 13 hereof, in the event that the Company or Consultant or any other person or entity claiming benefits on behalf of or through Consultant, has a dispute or claim based upon this Agreement including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in San Jose, California.  Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement.  Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law.  The expenses of the arbitrator will be paid 50% by the Company and 50% by Consultant or other person or entity, as the case may be, provided that the arbitrator shall be free to apportion such fees between the parties as he/she may determine in their discretion as permitted by the AAA rules of arbitration.  The parties agree that this arbitration provision does not apply to the right of Consultant to testify, assist or participate in any manner in an investigation, hearing or proceeding before any agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency.

47.           No Waiver.  No waiver by the Company of any breach of this Agreement by Consultant shall constitute a waiver of any subsequent breach.

48.           Notice.  Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such othis address as shall have been designated by written notice by such party to the other party.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first forth above.

C ACQUISITION CORP.

By:
Name: Anthony J. Armini

Title: President and CEO

TEKNET MARKETING AND MANAGEMENT, INC.

By:
Name: Donald W. Lindsey
Title:

[Signature Page to Consulting Agreement]

12

.1  Exhibit A

Form of Confidentiality and Intellectual Property Agreement

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

This CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into effective for all purposes as of October 15, 2004 by Teknet Marketing and Management, Inc., a California corporation (“Consultant”) and its affiliates, in favor of C Acquisition Corp., a Delaware corporation (the “Company”).

In consideration and as a condition of Consultant providing services to the Company pursuant to that certain Consulting Agreement, dated as of the date hereof, between Consultant and the Company (the “Consulting Agreement”), Consultant hereby agrees as follows:

1.             Confidentiality.  At all times, Consultant shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to performance by Consultant of services for the Company, any trade secrets, confidential information, knowledge, data or other information of the Company or its parent corporation Implant Sciences Corporation (“IMX”), relating to products, processes, know-how, technical data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company, IMX or any of its clients, customers, consultants, licensees or affiliates (collectively, the “Confidential Information”), which Consultant may produce, obtain or otherwise learn of during the course of his performance of services and after the expiration or termination of the Consulting Agreement.  The “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Consultant.  Consultant shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company.

2.             Return of Confidential Material.  Upon the expiration or termination the Consulting Agreement, Consultant shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Consultant, and Consultant will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Consultant may produce or obtain during the course of the services provided under the Consulting Agreement or otherwise.

3.             Assignment of Inventions and Moral Rights.

(a)           Consultant hereby assigns and transfers to the Company, on a perpetual, worldwide and royalty-free basis, his entire right, title and interest in and to all Inventions.  As used in this agreement, the term  “Inventions” shall mean all ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Consultant (whether made solely by Consultant or jointly with others) which: (i) occur or are conceived during the period in which Consultant performs services for the Company pursuant to the Consulting Agreement and (ii) which relate in any manner to ion implantation and/or derivatives thereof (“Delivery Technologies”), or result from any task assigned to or undertaken by Consultant or any work performed by Consultant for or on behalf of the Company or any of its

1

affiliates.

(b)           Consultant hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Consultant may have in any Inventions.  Consultant also hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all Moral Rights which Consultant may have in any Inventions, even after expiration or termination of the Consulting Agreement.  For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

4.             Disclosure of Inventions.  In connection with all Inventions contemplated by Section 3 hereof:

(a)           Consultant will disclose all Inventions promptly in writing to the Chief Executive Officer of the Company in order to permit the Company to enforce and perfect the rights to which the Company is entitled under this Agreement;

(b)           Consultant will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Consultant will preserve all Inventions as Confidential Information in accordance with the terms hereof; and

(c)           Upon request, Consultant will assist the Company or its nominee (at the Company’s expense) during and at any time during or subsequent to the performance of services by Consultant for the Company in every reasonable way in obtaining for the Company’s own benefit patents and copyrights for all Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Consultant will execute such papers and perform such lawful acts as the Company deems to be necessary to allow the Company to exercise all rights, title and interest in such patents and copyrights.

5.             Execution of Documents.  In connection with this Agreement, Consultant will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents and copyrights and assignments of all Inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent and copyrights on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

6.             Maintenance of Records.  Consultant will keep and maintain adequate and current written records of all Inventions made by Consultant (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.             Prior Inventions.  It is understood that all ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, which Consultant made prior to the time the Company and Consultant began to consider any possible performance of services contemplated by the Consulting Agreement (herein referred to as “Excluded Inventions”) are excluded from the definition of Inventions as used herein.  Set forth on Exhibit A attached hereto is a complete list of all Excluded Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party).  The list is complete and if no items are included on Exhibit A, Consultant shall be deemed to have no such prior inventions within the definition of Inventions. Consultant will

2

notify the Company in writing before Consultant makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Consultant claims in any such Invention or idea.  In the event of Consultant’s failure to give such notice, Consultant will make no claim against the Company with respect to any such inventions or ideas.

8.                                       Other Obligations.  Consultant acknowledges that the Company, from time to time, may have agreements with other persons or entities or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Consultant will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

9.                                       Trade Secrets of Others.  Consultant represents that his performance of all the terms of this Agreement and the Consulting Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust, and Consultant will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity.  Consultant will not enter into any agreement, either written or oral, in conflict herewith.

10.                                 Non-Solicitation.  Consultant agrees that it will not, without the prior written consent of the Company, at any time during the term of the Consulting Agreement or for a period of two (2) years from the date of the expiration or termination of the Consulting Agreement for whatever reason, either by itself or any of its affiliates or other entities controlled by Consultant, and either on Consultant’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, knowingly solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any person who is an employee of the Company as of the date of the expiration or termination of the Consulting Agreement or was an employee of the Company at any time during the two (2) years prior to the the expiration or termination of the Consulting Agreement.  Consultant further agrees that, should Consultant be approached by a person who Consultant has actual knowledge was an employee of the Company or any subsidiary or joint venture thereof during the period while Consultant was a consultant to the Company, Consultant will not offer to nor employ or retain (or refer to a third party) as an employee, independent contractor or agent any such person for a period of two (2) years following the expiration or termination of the Consulting Agreement.

11.                                 Injunctive Relief.  Consultant acknowledges that any breach or attempted breach by Consultant of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist.  Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

12.                                 Modification.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Consultant and by the Company.  Any subsequent change or changes in the relationship between the Company and Consultant or in Consultant’s compensation by the Company shall not affect the validity or scope of this Agreement.

13.                                 Reasonable Terms.  Consultant acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Consultant with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

3

14.                                 Entire Agreement. Consultant acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Consultant’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

15.                                 Severabilitv.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof.  It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

16.                                 Successors and Assigns.  This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Consultant and is for the benefit of the Company, its successors and assigns.  Consultant may not assign Consultant’s rights or delegate Consultant’s duties under this Agreement or the Consulting Agreement either in whole or in part without the prior written consent of the Company.  Any attempted assignment or delegation without such consent will be null and void.

17.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Massachusetts, except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

[Signature Page Follows]

4

EXECUTED as of the date set forth below.

Teknet Marketing and Management, Inc.

By:
Name: Donald Lindsey	Witness
Title:	Print Name:

Dated: October 15, 2004

Accepted and Agreed:

C ACQUISITION CORP.

By:
Name: Anthony J. Armini
Title: President and Chief Executive Officer

[Signature Page to Confidentiality and Intellectual Property Agreement]

5

EXHIBIT A TO

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

PRIOR INVENTIONS WITHIN THE SCOPE OF ASSIGNMENT

The following is a complete list of all inventions or improvements patented or, unpatented, that have been made or conceived or first reduced to practice by the undersigned alone or jointly with others prior to the time the Company and the undersigned first began to consider the undersigned’s performance of services for the Company.  The undersigned desires to remove the inventions and improvements listed, if any, from the operation of the foregoing Agreement.

Check one:

No inventions or improvements.

As follows:

Additional sheets attached.

Dated:	October 15, 2004
Teknet Marketing and Management, Inc.

By:
Name: Donald Lindsey
Title:

6

Exhibit I

FORM OF OPINION

October 15, 2004

Core Systems Incorporated

1050 Kifer Road

San Jose, California

Re:                               Agreement and Plan of Merger and Reorganization dated as of October 13, 2004 (the “Merger Agreement”) by and among Implant Sciences Corporation, a Massachusetts corporation (“IMX”), C Acquisition Corp., a Delaware corporation (“Merger Sub”), Core Systems Incorporated, a California corporation (the “Company”) and Donald W. Lindsey (the “Primary Stockholder”)

Ladies and Gentlemen:

We have acted as counsel for IMX and Merger Sub (the “IMX Parties”) in connection with the acquisition by IMX of the Company through a merger of the Company with and into Merger Sub, and in connection with the negotiation, execution and delivery of the Merger Agreement and the other agreements referenced therein to which the IMX Parties are a party (collectively with the Merger Agreement, the “Transaction Documents”).  This opinion is rendered to you pursuant to Section 7.2(g) of the Merger Agreement.  Capitalized terms used herein without definition have the meanings specified in the Merger Agreement

As counsel to the IMX Parties, we have made such examination of law, have examined originals or copies certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of officers and representatives of the IMX Parties and other documents (collectively, the “Instruments and Records”) that we have deemed necessary to render the opinions hereinafter set forth.  In connection with the preparation of this opinion, the only laws we have reviewed are the applicable laws of the State of Delaware and the federal laws of the United States.

In rendering this opinion, we have assumed: (i) the legal existence of all parties to the Transaction Documents and the Instruments and Records other than the IMX Parties, (ii) the power, legal capacity and authority of each party other than the IMX Parties to execute, deliver, and perform each Transaction Document executed and delivered and to do each other act done or to be done by such party, (iii) the due authorization, execution, and delivery by each person or entity other than the IMX Parties of each Transaction Document executed and delivered or to be executed and delivered by such person or entity, (iv) the legality, validity,

7

binding effect, and enforceability as to each party other than the IMX Parties of each Transaction Document executed and delivered or to be executed and delivered and of each other act done or to be done by such party, (v) that there have been no undisclosed modifications of any provision of any Transaction Document or Instrument and Record reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or any remedy contained in any Transaction Document or Instrument and Record, (vi) the genuineness of each signature other than the signatures of the IMX Parties, the completeness and authenticity of each Transaction Document and Instrument and Record submitted and reviewed by us, the conformity to the original of each Transaction Document and Instrument and Record reviewed by us as a copy, and the authenticity of the original of each Transaction Document and Instrument and Record received by us as an original, and (vii) the truthfulness of each statement as to all factual matters contained in any Transaction Document or Instrument and Record encompassed within the review undertaken by us, including, without limitation, factual conclusions and characterizations and descriptions of purposes, intention, or other states of mind relating to the parties to the Transaction Documents.  In rendering this opinion, we have assumed the truthfulness of each statement in all parties’ certificates delivered at closing pursuant to the Merger Agreement, have relied thereon in rendering our opinion and have not undertaken any further inquiry into any of such statements.  We have also relied upon certificates of public officials with respect to certain factual determinations underlying the legal conclusions set forth herein.  Furthermore, no facts have come to the attention of this firm which would indicate that such reliance is unjustified or that further inquiry is warranted.  For purposes of this opinion, any reference to “knowledge” shall mean solely the actual knowledge of attorneys of this firm who have provided legal services to Parent or Merger Sub.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)                                  We are only admitted to practice in the State of New York and our opinions herein are limited solely to laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.  We express no opinion as to the laws of any other state or jurisdiction.  For purposes of the opinions given hereunder, we assume, without any duty of investigation and which we have not undertaken, that the applicable law of the Commonwealth of Massachusetts (under which the Transaction Documents are governed) are materially similar to the laws of the State of New York;

(b)                                 The opinions are subject in all respects to the effect of: (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, fraudulent obligation, preferential transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, such laws as they relate to the avoidance of certain preferences and fraudulent transfers or fraudulent conveyances, and the equitable power of a bankruptcy court in certain circumstances to subordinate all or part of a claim to all or part of another claim), (ii) general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including, without limitation, waiver, laches and estoppel as equitable defenses, standards of good faith, fair dealing, materiality and reasonableness and considerations of impracticability or impossibility of performance and defenses based upon unjust enrichment or unconscionability, that may be applied by a court to the exercise of certain rights and remedies, and the power of equitable subordination referred to above and, with respect to the availability of equitable remedies, to the discretion of the court before which any proceeding therefore may be brought, and (iii) the qualification that no opinion is expressed as to: (1) provisions relating to indemnities and contribution for

8

liabilities arising under any applicable federal or state securities laws or regulations, (2) any provisions in any Document to the extent they (x) purport to provide any party with “self help” remedies or (y) provide that no remedy conferred upon or reserved to a party is intended to be exclusive of any other remedy or remedies, and that each and every remedy shall be cumulative and shall be in addition to every other remedy given under the Documents or Transaction Documents or now or hereafter existing at law or in equity, (3) any provision in any of the Transaction Documents to the extent they provide for indemnification or contribution for any person’s or entity’s gross negligence, willful misconduct, recklessness or unlawful conduct to the extent such indemnification or contribution is against public policy, (4) any waiver of trial by jury in any of the Transaction Documents, (5) any provisions of any of the Transaction Documents as they relate to the subject matter jurisdiction of federal courts, the waiver of inconvenient forum with respect to any proceeding or the manner of service of process, (6) the enforceability of any provisions of any Transaction Documents to the extent such provisions are determined to constitute a penalty or a liquidated damage provision, and (7) any provisions of any Transaction Documents as they purport to waive or release any defense to the enforceability of the obligations of the IMX Parties to the extent such defense arises out of public policy or unconscionability;

(c)                                  The provisions of the Transaction Documents that permit any person or entity to take action or make determinations (and/or to have such determinations be binding on other parties to any degree), or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person or entity that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

(d)                                 Under certain circumstances the provisions contained in the Transaction Documents stating that: (i) the provisions of any Transaction Document may be modified or waived only in writing or only in a specific instance, (ii) the failure or delay in exercising any power, right, privilege or remedy will not impair or waive such power, right, privilege or remedy or (iii) the failure to insist upon strict compliance with the terms of any Transaction Document will not prevent the insistence upon strict compliance with the document thereafter, may be unenforceable to the extent that any oral agreement has been effected or a course of dealing has occurred modifying such provisions; and

(e)                                  A court may modify or limit contractual awards of attorneys’ fees.

9

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       Each of Parent and Merger Sub are corporations validly existing and in good standing under the laws of the Commonwealth of Massachusetts and the State of Delaware, respectively.  Each of Parent and Merger Sub is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Parent Material Adverse Effect.

2.                                       The authorized capital stock of Parent consists of: (i) 45,000,000 shares of Parent Common Stock, of which there were 7,085,863 shares issued and 6,985,763 shares outstanding as of the Closing Date, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share of which no shares are issued and outstanding as of the Closing Date.  No other shares of preferred stock of Parent have been designated as of the Closing Date.  To our knowledge, except as set forth in the Parent SEC Documents, there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities.  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share, of which 100 shares are issued and outstanding and held by Parent.

3.                                       Parent and Merger Sub each have the necessary corporate power and authority to own their respective properties and conduct their respective businesses as presently conducted.  Each of Parent and Merger Sub has the necessary corporate power and authority to execute and deliver the Merger Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby.

3.                                       All corporate action by Parent or Merger Sub required in order to authorize the execution, delivery and performance of the Transaction Documents to which either of them is a party and the consummation of the transactions contemplated thereby by Parent and Merger Sub have been duly and validly taken.

4.                                       The Transaction Documents to which Parent or Merger Sub, respectively, are a party have been duly executed and delivered by Parent or Merger Sub, respectively, and constitute the valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with their terms.

5.                                       Neither the execution and delivery of the applicable Transaction Documents by Parent or Merger Sub, as applicable, nor the consummation of the transactions contemplated thereby will: (i) violate the Certificate of Incorporation or Bylaws of either Parent or Merger Sub, each as amended to date; (ii) to our knowledge, and except as set forth in the Parent Disclosure Schedules breach, or cause a default under, any term or provision of any contract or agreement to which Parent or Merger Sub is party or are otherwise bound; (iii) to our knowledge violate any judgment, decree, injunction, writ or order applicable to Parent or Merger Sub; (iv) violate any law, rule or regulation known to us and applicable to Parent or Merger Sub or the business of either of them as it is now being conducted; or (v) to our knowledge, result in the creation of any Lien on Parent or any of its subsidiaries or their respective assets.

10

6.                                       The shares of Parent Common Stock to be issued under the Merger Agreement when paid for and issued in accordance with the Merger Agreement or the Certificate of Incorporation of Parent, will be duly authorized, validly issued, fully paid and non-assessable.

7.                                       To our knowledge, no action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any other administrative or other proceeding by or before any governmental or other instrumentality or agency is pending or threatened against Parent, its properties or business, or which challenges the transactions contemplated by the Transaction Documents.

8.                                       Other than as called for or described in the Transaction Documents, no authorization, consent, order, permit, approval of, registration, qualification or filing of or with any regulatory authority, governmental body or court, or any other person is required for the execution and delivery of the Transaction Documents by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions completed thereby.

This opinion is furnished to you solely for your benefit in connection with the closing of the transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written permission.

Very truly yours,

ELLENOFF GROSSMAN & SCHOLE LLP

11

Exhibit J

CORE SYSTEMS INCORPORATED

SECRETARY’S CERTIFICATE

AND INCUMBENCY

This certificate is being delivered pursuant to Section 7.3(c) of the Agreement and Plan of Merger and Reorganization dated as of October 13, 2004 (the “Merger Agreement”) by and among Implant Sciences Corporation, a Massachusetts corporation, C Acquisition Corp., a Delaware corporation, Core Systems Incorporated, a California corporation (the “Company”) and Donald W. Lindsey.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

I,                          , hereby certify that I am the duly elected, qualified and acting Secretary of the Company, and as such, I am authorized to execute this certificate on behalf of the Company and do hereby further certify that:

1.                                       Attached hereto as Exhibit A is a true, complete and correct copy of the Company’s Articles of Incorporation, as amended, and as in full force and effect as of the date hereof.  No amendment or other document relating to or affecting the Company’s Articles of Incorporation has been filed with the Secretary of State of California, and no action has been taken by the Company or its shareholders, directors or officers in contemplation of the filing of any amendment to the Company’s Articles of Incorporation as of the date hereof;

2.                                       Attached hereto as Exhibit B is a true, complete and correct copy of the Company’s By-Laws, as amended, and in full force and effect as of the date hereof.  No amendment or other document relating to or affecting the Company’s By-Laws has been made, and no action has been taken by the Company or its shareholders, directors or officers in contemplation of the filing of any amendment to the Company’s By-Laws as of the date hereof;

3.                                       Attached hereto as Exhibit C are true, complete and correct copies of certificates of good standing of the Company and its subsidiaries, each dated as of a recent date and certified by the Secretary of State of the state of incorporation of the Company and its subsidiaries.

4.                                       Attached hereto as Exhibit D are true, complete and correct copies of resolutions duly and validly adopted by the Board of Directors of the Company at meetings or upon written consent relating to the Merger Agreement, which resolutions have not been suspended or modified in any manner and are in full force and effect; and

5.                                       The following named individuals are duly elected officers of the Company and hold the offices opposite their respective names, and the signature written opposite their respective names and titles below are the correct signatures:

12

NAME	TITLE	SIGNATURE

Donald W. Lindsey	Chief Executive Officer

Steve Lindsey

IN WITNESS WHEREOF, I have hereunto set my hand as of this          day of October, 2004.

By;
Name:
Title: Secretary

I, Donald W. Lindsey, the Chief Executive Officer of Core Systems Incorporated hereby certify that                      was, at the time he/she executed the foregoing Certificate, the duly qualified, elected and acting Secretary, of Core Systems Incorporated, that he/she was authorized and empowered to execute the foregoing Certificate and that his/her signature thereon is genuine.

IN WITNESS WHEREOF, I have hereunder signed my name as of this      day of October, 2004.

By;
Name: Donald W. Lindsey
Title: Chief Executive Officer

Date: October , 2004

13

Exhibit K

CORE SYSTEMS INCORPORATED

OFFICER’S CERTIFICATE

This certificate is being delivered pursuant to Section 7.3(b) of the Agreement and Plan of Merger and Reorganization dated as of October 13, 2004 (the “Merger Agreement”) by and among Implant Sciences Corporation, a Massachusetts corporation, C Acquisition Corp., a Delaware corporation, Core Systems Incorporated, a California corporation (the “Company”) and Donald W. Lindsey. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

I, Donald W. Lindsey, hereby certify that I am the duly elected and acting Chief Executive Officer of the Company, and further certify, on behalf of the Company, that:

1.                                       All of the representations and warranties set forth in the Merger Agreement (considered collectively) and each of such representations and warranties (considered individually), are true and correct in all material respects, on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of this date;

2.                                       All of the agreements, covenants and obligations that the Company is required to perform or to comply with pursuant to the Merger Agreement and the Agreement at or prior to the Closing occurring on the date hereof (considered collectively) and each of such agreements, covenants and obligations (considered individually) have been duly performed and complied with in all material respects.

3.                                       To the knowledge of the Company, between the date of the Merger Agreement and the date hereof, there has not been commenced or threatened against the Company, or against any Person affiliated with the Company, any proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the contemplated transactions.

4.                                       The Company’s capitalization is as set forth in the Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of this        day of October, 2004.

By:
Name: Donald W. Lindsey
Title: Chief Executive Officer

14

Exhibit L

Form of Legal Opinion of Morgan, Franich, Fredkin & Marsh

As used herein, the expression “to our knowledge” or similar language refers to the actual knowledge (after due investigation) of attorneys and paralegals of Morgan, Franich, Fredkin & Marsh who have provided legal or related services to the Company.

                                                Unless otherwise defined herein, capitalized terms are as in the Merger Agreement.

1.                                       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has full power and authority to own its properties and to conduct its business as presently conducted.  To our knowledge, the Company is not required to be qualified to transact business in any other state where the failure to be so qualified would have a Company Material Adverse Effect.

2.                                       KryCore, Inc. (“Krycore”) is a wholly-owned subsidiary of the Company and is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly qualified and in good standing as a foreign corporation in the State of New Hampshire.  To our knowledge, the Company is not required to be qualified to transact business in any other state where the failure to be so qualified would have a Company Material Adverse Effect.  Other than Krycore, the Company does not have any subsidiaries.

3.                                       As of the Effective Time, after giving effect to the acceleration and exercise or termination of all outstanding stock options issued by the Company, the authorized capital stock of the Company consists of         shares of Company Common Stock, of which there are       shares issued and outstanding.  There are no shares of preferred stock issued or outstanding as of the Effective Time.  There are no securities outstanding which are convertible into Company Common Stock.  As of the Effective Time, after giving effect to the acceleration and exercise or termination of all outstanding stock options issued by the Company, there are no options to purchase Company Common Stock outstanding under any Company Option Plan.  As of the Effective Time the authorized capital stock of Krycore consists of         shares of common stock, par value $    per share, all of which are owned by the Company.  There are no outstanding options, warrants or securities convertible into capital stock of Krycore as of the Effective Time.

4.                                       All of the issued and outstanding shares of Company Common Stock as of the Effective Time have been duly authorized and validly issued and are fully paid and non-assessable.  To our knowledge, the Stockholders have good and valid title to the shares of Company Common Stock owned by them, free and clear of all Liens.

5.                                       After giving effect to the acceleration and exercise or termination of all preferred stock, convertible notes and outstanding stock options issued by the Company, there are no outstanding warrants, options or convertible securities to purchase or otherwise acquire shares of any class of capital stock of the Company.

6.                                       Each of the Company and Krycore have the necessary corporate power and authority to own their respective properties and conduct their respective businesses as presently conducted.  The Company has the necessary corporate power and authority to enter into the Merger Agreement and the Transaction Documents to which the Company is a party and consummate the transactions contemplated thereby.

7.                                       The Primary Stockholder has the requisite power and authority to enter into the Transaction Documents to which he is party and consummate the transactions contemplated thereby.

8.                                       The Transaction Documents to which the Company is party or signatory have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.                                       Neither the execution and delivery of the applicable Transaction Documents by the Company or the Stockholders, as applicable, nor the consummation of the transactions contemplated thereby will: (i) violate the Certificate of Incorporation or Bylaws

15

of the Company, each as amended to date; (ii) except as set forth in the Company Disclosure Schedules, breach, or cause a default under, any term or provision of any contract or agreement to which the Company or the Primary Stockholder is party or are otherwise bound; (iii) violate any judgment, decree, injunction, writ or order applicable to the Company or the Primary Stockholder; (iv) violate any law, rule or regulation known to us and applicable to the Company or the Company’s business as it is now being conducted; or (v) result in the creation of any Lien on the Company, its assets, or the Company Common Stock.

10.                                 Other than as called for in the Transaction Documents, no authorization, consent, order, permit, approval of, registration, qualification or filing of or with, any regulatory authority, governmental body or court, or, any other person, is required for the execution and delivery of the Transaction Documents by the Company or the Primary Stockholder or the consummation by the Company or the Primary Stockholder of the transactions contemplated thereby that has not been obtained or waived.

11.                                 No action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any other administrative or other proceeding by or before any governmental or other instrumentality or agency is pending or threatened against the Primary Stockholder in his capacities as an officer or director of the Company, the Company, its property or business, or the transactions contemplated by the Transaction Documents.

16

Exhibit M

Lock-Up Agreement

October 15, 2004

Implant Sciences Corporation

107 Audobon Road

Wakefield, MA, 01880

Attn: Dr. Anthony Armini

Re:          Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the Agreement and Plan of Merger and Reorganization, dated October 13, 2004 (the “Merger Agreement”) by and among Implant Sciences Corporation, a Massachusetts corporation (“Parent”), C Acquisition Corp., a Delaware corporation, Core Systems Incorporated, a California corporation and Donald W. Lindsey (the “Primary Stockholder”).

Reference is hereby made to the Merger Agreement, for a statement of the terms thereof, and the undersigned represents and warrants that he has read and reviewed the Merger Agreement.  Unless otherwise defined herein, all terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce Implant to enter into the Merger Agreement, the undersigned hereby agrees that, except as set forth herein, without the prior written consent of Implant, during the Lock-Up Period (as defined below), the undersigned shall not:

(a)                                  directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and/or

(b)                                 establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.

As used herein, the term “Lock-Up Period” means the period beginning on the Effective Date and ending on the date which is six (6) months after the Effective Date; provided, however, that as set forth in the Merger Agreement, ten (10%) of the Relevant Securities shall be subject to an extended Lock-Up Period (the “Extended Lock Up Period”) beginning on the Effective Date and ending on the date which is twelve (12) months after the Effective Date.

As used herein, the term “Relevant Security” means the shares of Parent Common Stock which shall be issued as part of the Initial Payment as set forth in Article “2” of the Merger Agreement. The

17

undersigned hereby acknowledges that the Relevant Securities shall be subject to adjustment in accordance with Section 2.6(c)(i) of the Merger Agreement.

The undersigned hereby acknowledges and agrees that, pursuant to Section 2.6(a) of the Merger Agreement, that upon the Effective Date the Relevant Securities shall be held-back by the Company and held in escrow by the Company, during the Lock-Up Period and Extended Lock-Up Period, as applicable.

The undersigned hereby authorizes the Company during the Lock-Up Period and the Extended Lock-Up Period, as applicable, to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period and the Extended Lock-Up Period, as applicable, to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

The undersigned hereby further agrees that other than in accordance with the terms of the Merger Agreement, without the prior written consent of Parent, during the Lock-Up Period and the Extended Lock-Up Period, as applicable, the undersigned shall not:

(x)                                   file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security, and/or

(y)                                 exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

[PRINT NAME]

18

Lock-Up Agreement

October 15, 2004

Implant Sciences Corporation

107 Audobon Road

Wakefield, MA, 01880

Attn: Dr. Anthony Armini

Re:          Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the Agreement and Plan of Merger and Reorganization, dated October 13, 2004 (the “Merger Agreement”) by and among Implant Sciences Corporation, a Massachusetts corporation (“Parent”), C Acquisition Corp., a Delaware corporation, Core Systems Incorporated, a California corporation and Donald W. Lindsey (the “Primary Stockholder”).

Reference is hereby made to the Merger Agreement, for a statement of the terms thereof, and the undersigned represents and warrants that he has read and reviewed the Merger Agreement.  Unless otherwise defined herein, all terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce Implant to enter into the Merger Agreement, the undersigned hereby agrees that, except as set forth herein, without the prior written consent of Implant, during the Earnout Lock-Up Period (as defined below), the undersigned shall not:

(a)                                  directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and/or

(b)                                 establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.

As used herein, the term “Earnout Lock-Up Period” means the period beginning on the last day of the Earnout Period and ending on the date which is six (6) months after last day of the Earnout Period.

As used herein, the term “Relevant Security” means the shares of Parent Common Stock which shall be issued as part of the Earnout Shares as set forth in Section 2.6(b) of the Merger Agreement. The undersigned hereby acknowledges that the Relevant Securities shall be subject to adjustment in accordance with Section 2.6(c)(i) of the Merger Agreement.

19

The undersigned hereby acknowledges and agrees that, pursuant to Section 2.6(b) of the Merger Agreement, that upon the last date of the Earnout Period, the Relevant Securities shall be held-back by the Company and held in escrow by the Company during the Earnout Lock-Up Period.

The undersigned hereby authorizes the Company during the Earnout Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Earnout Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

The undersigned hereby further agrees that other than in accordance with the terns of the Merger Agreement, without the prior written consent of Parent, during the Earnout Lock-Up Period, the undersigned shall not:

(x)                                   file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security, and/or

(y)                                 exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

[PRINT NAME]

20

Exhibit N

HOLDBACK AGREEMENT

This Holdback Agreement (this “Agreement”) is dated as of October 15, 2004 by and between Implant Sciences Corporation, a Massachusetts corporation with offices at 107 Audobon Road, #5, Wakefield, Massachusetts 01880 (“Buyer”), C Acquisition Corp., a Delaware  corporation  with offices at 107 Audobon Road, #5, Wakefield, Massachusetts 01880 (“Buyer Sub”), Core Systems Incorporated, a California corporation with offices at 1050 Kifer Road, Sunnyvale, California 94086 (“Seller”) and Donald W. Lindsey, an individual residing at                         (“Primary Stockholder”), as the agent and attorney-in-fact for the shareholders of Seller.

W I T N E S S E T H:

WHEREAS,  Buyer  Sub,  Buyer, Seller and Primary Stockholder have  entered into an Agreement and Plan of Merger and Reorganization dated as of October 13, 2004 (the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer Sub, in exchange for common stock, par value $0.10, of Buyer (“Common Stock”), and cash;

WHEREAS, the Merger Agreement requires that Buyer withholds and retains, at closing of the transactions contemplated thereby, the sum of 31,143 shares of Common Stock (“Escrowed Shares”) and $200,000 in cash (“Escrowed Cash”), each to be held and released in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

1.1. Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

1.2. Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.3. Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

21

1.4. Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without regard to principles of conflicts of laws.  Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Massachusetts or in the federal courts located in the State of Massachusetts.  All parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the non-prevailing party or parties its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.6. Consent to Jurisdiction. Subject to Section 1.5 hereof, each of Buyer Sub, Buyer, Seller and Primary Stockholder hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section 1.6 shall affect or limit any right to serve process in any other manner permitted by law.

1.7. Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

ARTICLE II

2.1. Escrowed Shares.  Primary Stockholder, as agent for former shareholders of Seller, hereby deposits with Buyer the Escrowed Shares, registered in the name of Primary Stockholder, as agent for former shareholders of Seller, evidencing the Escrowed Shares, together with a duly executed stock power endorsed in blank, for retention and disposition by Buyer as herein provided.

2.2. Buyer to Hold Escrowed Shares.  Buyer shall hold and dispose of the Escrowed Shares only in accordance with the terms and conditions of this Agreement.

2.3. Stockholder Rights.

(a) While any Escrowed Shares are held by Buyer, and pending the distribution thereof to Seller, Seller will have all rights with respect to the Escrowed Shares attributable to the Seller (including, without limitation, the right to vote such shares), except: (i) the right of possession thereof, and (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein. Any cash dividend or other distribution (other than a distribution that is not taxable pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (“Non-taxable  Distributions”)) made with respect to the Escrowed Shares shall be distributed to Seller and any other Non-taxable  Distribution  shall be deposited  with  Buyer and shall be  considered  Escrowed  Shares  for  purposes hereof.

(b) If, after the date of this Agreement, the Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination or

22

exchange of shares.

2.4. Escrowed Cash.  Seller agrees that the Escrowed Cash shall be retained and disposed of by Buyer as herein provided.

2.5. Buyer to Hold Escrowed Cash.  Buyer shall hold and dispose of the Escrowed Cash only in accordance with the terms and conditions of this Agreement.

ARTICLE III

3.1  Disposition of Escrowed Shares.  Buyer shall hold and dispose of the Escrowed Shares as set forth in this Article III, subject in each case to Buyer’s receipt of written instructions signed by both Buyer and Primary Stockholder (the “Joint Instructions”) stating that the applicable conditions for disposition of the Escrowed Shares as set forth in this Article III have been satisfied (it being agreed that Buyer and Primary Stockholder shall act reasonably and in good faith in determining whether such conditions have been satisfied):

(a) In the event that Buyer is entitled to offset any: (i) amounts incurred in excess of $125,000 by Parent in connection with the audit of Seller’s financial statements for the twelve month period beginning December 1, 2002 and ending November 30, 2003 and the period beginning December 1, 2003 and ending October 15, 2004, (ii) liability for breach of warranties made by Seller or Primary Stockholder and which Buyer becomes aware of during the Escrow Term, or (iii) liability incurred pursuant to Section 6.12 of the Merger Agreement.  Additionally, in the event that Buyer is entitled to indemnification from Seller pursuant to Section 9.2 of Article IX of the Merger Agreement and Buyer has notified Primary Stockholder in writing of its claim, in reasonable detail, including the amount of such claim, and complied with all other terms and conditions of the Merger Agreement entitling it to indemnification from Seller thereunder (including seeking a final judgment for Damages),  then prior to the first anniversary of the date hereof and subject to Buyer’s receipt of Joint Instructions, Buyer shall cancel all Seller’s rights, title and interest in and to that portion of the Escrowed Shares necessary to satisfy the applicable amount of such indemnity obligation (the “Indemnity Amount”) by canceling that number of shares of Common Stock which is determined by dividing that portion of the Indemnity Amount then owed or accepted by Seller as owing to Buyer pursuant to such Joint Instructions by the Fair Market Value of the Escrowed Shares (the “Stock Certificate”) and the executed stock power relating thereto to Buyer. In determining the Fair Market Value of Escrowed Shares for credit toward either an offset of liabilities or toward an indemnification obligation hereunder, each Escrowed Share shall be valued at the average closing price of the Common Stock during normal trading hours (9:30 am to 4:00 pm) quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) days prior to such transfer date.

(b) As soon as practicable but no later than by the 15th day following the first anniversary of the date of this Agreement (“Escrow Term”),  Buyer shall release and deliver to Seller the Escrowed Shares or any portion thereof not cancelled in accordance with subsection (a) above.  For clarification, the amount of Escrowed Shares to be released to Seller pursuant to this Section 3.1(b) shall be determined by subtracting the amount of any Escrowed Shares already canceled by Buyer in accordance with subsection (a) above and an amount sufficient to cover all outstanding claims (if any) claimed prior to the first anniversary of the date of this Agreement (but having not yet reached final judgment) as set forth in the Joint Instructions.

(c) The Escrowed Shares may not be used for any purpose other than pursuant to offsetting liabilities incurred by Buyer or Buyer Sub as identified in Section 3.1(a) above and the offsetting of losses in respect of which Seller is obligated to indemnify Buyer pursuant to Article IX of the Merger Agreement and in accordance with this Agreement.

23

3.2  Disposition of Escrowed Cash.  Buyer shall hold and dispose of the Escrowed Cash as set forth in this Article III, subject in each case to Buyer’s receipt of Joint Instructions signed by both Buyer and Primary Stockholder stating that the applicable conditions for disposition of the Escrowed Cash as set forth in this Article III have been satisfied (it being agreed that Buyer and Primary Stockholder shall act reasonably and in good faith in determining whether such conditions have been satisfied):

(a) In the event that Buyer is entitled to offset any: (i) amounts incurred in excess of $125,000 by Parent in connection with the audit of Seller’s financial statements for the twelve month period beginning December 1, 2002 and ending November 30, 2003 and the period beginning December 1, 2003 and ending October 15, 2004, (ii) liability for breach of warranties made by Seller or Primary Stockholder and which Buyer becomes aware of during the Escrow Term, or (iii) liability incurred pursuant to Section 6.12 of the Merger Agreement.  Additionally, in the event that Buyer is entitled to indemnification from Seller pursuant to Section 9.2 of Article IX of the Merger Agreement and Buyer has notified Primary Stockholder in writing of its claim, including the amount of such claim, and complied with all other terms and conditions of the Merger Agreement entitling it to indemnification from Seller thereunder (including seeking a final judgment for Damages),  then prior to the first anniversary of the date hereof and subject to Buyer’s receipt of Joint Instructions, Buyer shall deduct and retain for itself or Buyer Sub that portion of the Escrowed Cash necessary to satisfy the applicable amount of such indemnity obligation (the “Indemnity Amount”).

(b) Within 15 days following the expiration of the Escrow Term, Buyer shall release and deliver to Seller the Escrowed Cash or any portion thereof not transferred to Buyer or Buyer Sub in accordance with subsection (a) above.  For clarification, the amount of Escrowed Cash to be released to Seller pursuant to this Section 3.1(b) shall be determined by subtracting the amount of any Escrowed Cash required to be used to settle the liabilities identified in subsection (a) above, including an amount sufficient to cover all outstanding claims (if any) claimed prior to the first anniversary of the date of this Agreement (but having not yet reached final judgment) as set forth in the Joint Instructions.

(c) The Escrowed Cash may not be used for any purpose other than pursuant to offsetting liabilities incurred by Buyer or Buyer Sub as identified in Section 3.2(a) above and the offsetting of losses in respect of which Seller is obligated to indemnify Buyer pursuant to Article IX of the Merger Agreement and in accordance with this Agreement.

3.3  Priority of Disposition of Escrowed Shares and Escrowed Cash.  Buyer shall determine, in its sole discretion, the amount and order of priority in which it shall use the Escrowed Shares and/or Escrowed Cash in order to satisfy the obligations set forth in Section 3.2(a) and 3.2 (b) above.  Additionally, Buyer may use any combination of Escrowed Shares and/or Escrowed Cash to satisfy any such obligations identified herein and pursuant to the Merger Agreement.

ARTICLE IV

4.1. Duties and Responsibilities of Buyer. The acceptance by Buyer of its duties as escrow agent under this Agreement is subject to the terms and conditions of this Agreement, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties and liabilities of Buyer, Buyer Sub, Seller and Primary Stockholder.  The duties of Buyer hereunder are only such as are herein specifically provided, being purely ministerial in nature, and Buyer shall have no responsibility in respect of the Escrowed Shares or the Escrowed Cash, other than faithfully to follow the instructions herein contained.  Except as expressly contemplated by this Agreement or by joint written instructions from Buyer and Primary Stockholder, Buyer shall not: (i)cancel or otherwise dispose of, in any manner, all or any portion of the Escrowed Shares, except pursuant to Section 3.1 hereof, or (ii) transfer any of the Escrowed Cash, except pursuant to Section 3.2 hereof.

4.2. Termination.  This Holdback Agreement shall terminate upon the disposition of all of the Escrowed Shares and Escrowed Cash by Buyer or at any time upon the agreement in writing of Buyer and Primary Stockholder.

24

4.3. Notices.  All notices, requests, demands and other communications required or permitted  hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

(a)   If to Buyer or Buyer Sub, to:

Implant Sciences Corporation

107 Audobon Road, #5

Wakefield, Massachusetts 01880

Fax:  (781) 246-0700

Attention: Anthony J. Armini

With a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue

New York, NY 10017

Fax: (212) 370-7889

Attention: Barry I. Grossman, Esq.

(b) If to Seller or Primary Stockholder, to:

Core Systems Incorporated

1050 Kifer Road

Sunnyvale, CA 94086

Fax:  (408) 328-1346

Attention: Donald Lindsey

With a copy to:

Morgan, Franich, Fredkin & Marsh

99 Almaden Boulevard, Suite 1000

San Jose, CA 95113-1606

Fax:  (408) 288-8325

Attention:    Douglas J. Morgan, Esq.

or to such other address as any of them shall give to the others by notice made pursuant to this Section 4.3.

4.4. Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

4.5. Invalidity.  In the event that any one or more of the provisions contained  herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and  enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in

25

any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

4.6. Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission.

4.7. Agreement. Each of the undersigned states that he or it has read this Agreement and understands and agrees to it.

[Remainder of page intentionally left blank.]

26

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

C ACQUISITION CORP.
BY: IMPLANT SCIENCES CORPORATION,
ITS SOLE STOCKHOLDER

By:
Name: Anthony J. Armini
Title: President and Chief Executive Officer

IMPLANT SCIENCES CORPORATION

By:
Name: Anthony J. Armini
Title: President and Chief Executive Officer

CORE SYSTEMS INCORPOATED

By:
Name: Donald W. Lindsey
Title: Chief Executive Officer

Donald W. Lindsey, Individually and as agent and attorney-in-fact for the shareholders of Seller

[SIGNATURE PAGE TO HOLDBACK AGREEMENT]

27